Filed Pursuant to Rule 424(b)(5)
Registration No. 333-178190

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 22, 2011)

INTELLIPHARMACEUTICS INTERNATIONAL INC.
1,815,000 Units
Each Unit Consisting of One Common Share
and
One Warrant to Purchase 0.25 of a Common Share

We are offering 1,815,000 units, each of which consists of one of our common shares, without par value, and one warrant to purchase 0.25 of a common share at an exercise price per share of $2.10.  The warrants are immediately exercisable, and will expire on the fifth anniversary of the date of issuance. Units will not be issued or certificated.  The common shares and the warrants may be transferred separately immediately upon issuance.  Each unit will be sold at a price of $1.72 per unit. We sometimes refer to the common shares issued hereunder or issuable hereunder upon exercise of the warrants, and the warrants to purchase common shares issued hereunder, collectively as the securities.

Our common shares are listed for trading on the Toronto Stock Exchange under the symbol “I” and on The NASDAQ Capital Market under the symbol “IPCI”. On March 18, 2013, the closing sale price of the common shares as reported by the Toronto Stock Exchange and The NASDAQ Capital Market was Cdn$1.88 and $1.91, respectively. On March 18, 2013, the aggregate market value of our outstanding common shares held by non-affiliates was $27,574,484, based on our 17,906,937 outstanding common shares, of which 11,733,823 were held by non-affiliates, and a per share price of $2.35, the closing sale price of our common  shares on January 24, 2013.  In addition to the securities being offered in this offering, we have previously offered and sold 1,818,182 common shares for aggregate gross proceeds of $5,000,000.50 during the prior twelve calendar month period that ends on, and includes, the date of this prospectus supplement, for purposes of the calculation pursuant to General Instruction I.B.5. of Form F-3. We do not intend to list the warrants on any national securities exchange or other trading market, and we do not expect that a public trading market will develop for any of the warrants.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus supplement beginning on page S-3, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We have retained Roth Capital Partners, LLC, Brean Capital, LLC and Maxim Group LLC to act as our exclusive placement agents in connection with this offering. In connection with this offering, we have agreed to pay the placement agents the placement agent fees set forth in the table below. The placement agents are not purchasing or selling any of the securities offered hereby nor are they required to arrange for the sale of any specific number or dollar amount of securities but have agreed to use their commercially reasonable “best efforts” to arrange for the sale of all of the units offered hereby.

	Per Unit	Maximum Offering Amount
Public offering price	$ 1.72	$ 3,121,800
Placement agent fees(1)	$ 0.10	$ 187,308
Proceeds, before expenses, to us	$ 1.62	$ 2,934,492
(1) For a description of all items of placement agent compensation, see “Plan of Distribution.”

We expect the total offering expenses, excluding placement agent fees, to be approximately $255,000. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual public offering amount, placement agent fees and proceeds to us, if any, are not presently determinable and may be substantially less than the maximum amounts set forth above.

The closing of this offering is subject to certain conditions, including the absence of any material change in our business and the delivery of a comfort letter by our independent accountants. Delivery of the securities initially sold in this offering is expected to be made on or about March 22, 2013 against payment in immediately available funds.

Lead Placement Agent

Roth Capital Partners

Co-Agents

Brean Capital                                                       Maxim Group LLC

Prospectus supplement dated March 19, 2013.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT	42

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR U.S. SECURITIES ACT LIABILITY	42

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You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the placement agents have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the placement agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Information Incorporated by Reference” and “Where You Can Find More Information” and the sections of the accompanying prospectus entitled “Documents Incorporated by Reference” and “Available Information.” The “Company,” “Intellipharmaceutics,” “we,” “us” and “our” refer to Intellipharmaceutics International Inc. and its subsidiaries.

About this Prospectus Supplement

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any previously filed documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

References to “$,” “U.S.$” or “dollars” are to U.S. dollars, and all references to “Cdn$” are to the lawful currency of Canada. In this prospectus supplement, where applicable, and unless otherwise indicated, amounts are converted from U.S. dollars to Canadian dollars and vice versa by applying the noon spot rate of exchange of the Bank of Canada on March 18, 2013. See “Exchange Rate Information.” Except as otherwise indicated, our financial statements and other information are presented in U.S. dollars.

Any reference in this prospectus supplement to our “products” includes a reference to our product candidates and future products we may develop.

Trademarks

Intellipharmaceutics™, Hypermatrix™, Drug Delivery Engine™, IntelliFoam™, IntelliGITransporter™, IntelliMatrix™, IntelliOsmotics™, IntelliPaste™, IntelliPellets™, IntelliShuttle™ and Rexista™ are our trademarks. These trademarks are important to our business. Although we may have omitted the “TM” trademark designation for such trademarks in this prospectus supplement, all rights to such trademarks are nevertheless reserved. Unless otherwise noted, other trademarks used in this prospectus supplement are the property of their respective holders.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement or incorporated by reference herein. This summary is not complete and may not contain all of the information that you should consider before deciding whether or not you should purchase the securities offered hereunder. You should read the entire prospectus supplement and accompanying prospectus carefully, including the section entitled “Risk Factors” beginning on page S-3 of this prospectus supplement and the section entitled “Risks Factors” in our annual report on Form 20-F for the fiscal year ended November 30, 2012, and all other information included or incorporated herein by reference in this prospectus supplement and the accompanying prospectus before you decide whether to purchase our securities.

Our Company

We are a pharmaceutical company specializing in the research, development and manufacture of novel and generic controlled-release and targeted-release oral solid dosage drugs. Our patented Hypermatrix™ technology is a multidimensional controlled-release drug delivery platform that can be applied to the efficient development of a wide range of existing and new pharmaceuticals. Based on this technology, we have a pipeline of product candidates in various stages of development, including eight abbreviated new drug applications, or ANDAs, filed with the U.S. Food and Drug Administration, or FDA, seven of which are under review, in therapeutic areas that include neurology, cardiovascular, gastrointestinal tract, diabetes and pain. Certain, but not all, of the products in our pipeline may be developed from time to time for third parties pursuant to drug development agreements with those third parties, under which our development partner generally pays certain of the expenses of development, sometimes makes certain milestone payments to us and receives a share of revenues or profits if the drug is developed successfully to completion, the control of which is generally in the discretion of our drug development partner. At this time, there is one such product in multiple strengths being developed in cooperation with a development partner.

Our Hypermatrix™ technologies are applied to the development of both existing and new pharmaceuticals across a range of therapeutic classes. The competitive advantages of these technologies allow us to focus our development activities in two areas: difficult-to-develop controlled-release generic drugs, which follow an ANDA regulatory path; and improved current therapies through controlled release, which follow a New Drug Application, or NDA, 505(b)(2) regulatory path.

The market we operate in is created by the expiration of drug product patents, challengeable patents and drug product exclusivity periods. There are three ways that we employ our controlled-release technologies, which we believe represent substantial opportunities for us to commercialize on our own or develop products or out-license our technologies and products:

•
For existing controlled-release (once-a-day) products whose active pharmaceutical ingredients, or APIs, are covered by drug molecule patents about to expire or already expired, or whose formulations are covered by patents about to expire, already expired or which we believe we do not infringe, we can seek to formulate generic products which are bioequivalent to the branded products. Our scientists have demonstrated a successful track record with such products, having previously developed several drug products which have been commercialized in the United States by their former employer/clients. The regulatory pathway for this approach requires ANDAs for the United States and corresponding pathways for other jurisdictions.

•
For branded immediate-release (multiple-times-per-day) drugs, we can formulate improved replacement products, typically by developing new, potentially patentable, controlled-release once-a-day drugs. Among other out-licensing opportunities, these drugs can be licensed to and sold by the pharmaceutical company that made the original immediate-release product. These can potentially protect against revenue erosion in the brand by providing a clinically attractive patented product that competes favorably with the generic immediate-release competition that arises on expiry of the original patent(s). The regulatory pathway for this approach requires NDAs via a 505(b)(2) application for the United States or corresponding pathways for other jurisdictions where applicable. The 505(b)(2) pathway (which relies in part upon the approving agency’s findings for a previously approved drug) both accelerates development timelines and reduces costs in comparison to NDAs for new chemical entities.

•
Some of our technologies are also focused on the development of abuse-deterrent pain medications. The growing abuse and diversion of prescription “painkillers,” specifically opioid analgesics, is well documented and is a major health and social concern. We believe that our technologies and know-how are aptly suited to developing abuse-deterrent pain medications. The regulatory pathway for this approach requires NDAs via a 505(b)(2) application for the U.S. or corresponding pathways for other jurisdictions where applicable.

We intend to collaborate in the development and/or marketing of one or more products with partners, when we believe that such collaboration may enhance the outcome of the project.  We also plan to seek additional collaborations as a means of developing additional products.  We believe that our business strategy enables us to reduce our risk by (a) having a diverse product portfolio that includes both branded and generic products in various therapeutic categories, and (b) building collaborations and establishing licensing agreements with companies with greater resources thereby allowing us to share costs of development and to improve cash-flow.  There can be no assurance that we will be able to enter into additional collaborations or, if we do, that such arrangements will be beneficial.

Our Corporate Information

We were incorporated under the Canada Business Corporations Act by certificate and articles of arrangement dated October 22, 2009. Our registered principal office is located at 30 Worcester Road, Toronto, Ontario, Canada M9W 5X2. Our telephone number is (416) 798-3001 and our facsimile number is (416) 798-3007. Our website address is http://www.intellipharmaceutics.com. Information on or accessed through our website is not incorporated into this prospectus supplement and is not a part of this prospectus supplement. Our common shares are listed for trading on the Toronto Stock Exchange, or TSX, under the symbol “I” and on The NASDAQ Capital Market, or NASDAQ, under the symbol “IPCI”.

The Offering

Securities we are offering:
1,815,000 units, each of which consists of one of our common shares, without par value, and one warrant to purchase 0.25 of a common share at an exercise price per share of $2.10.  The warrants are immediately exercisable, and will expire on the fifth anniversary of the date of issuance. This prospectus supplement also relates to the offering of the common shares issuable upon exercise of the warrants. See “The Securities We Are Offering” beginning on page S-11.

Public offering price:	$1.72 per unit

Common shares outstanding before this offering:	17,906,937 shares

Common shares to be outstanding after this offering:	19,721,937 shares

Anti-Dilution:
The exercise price and the number of common shares purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common shares.

Use of proceeds:
We intend to use the net proceeds from this offering to file additional ANDAs with the FDA, to advance clinical trials for our abuse resistant Rexista™ technology and/or other NDA 505(b)(2) opportunities, to establish additional partnerships, and for working capital, research, product development and general corporate purposes. See “Use of Proceeds” beginning on page S-7.

The NASDAQ Capital Market symbol:	IPCI

Toronto Stock Exchange symbol:	I

Listing:
Our common shares are listed for trading on the Toronto Stock Exchange under the symbol “I” and on The NASDAQ Capital Market under the symbol “IPCI”. There is no established trading market for the warrants, and we do not expect a market to develop.  In addition, we do not intend to apply for listing of the warrants on any national securities exchange or other trading market.

Risk Factors:
Investing in our securities involves substantial risks. You should carefully review and consider the “Risk Factors” section of this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities.

The number of common shares shown above to be outstanding after this offering is based on 17,906,937 shares outstanding as of March 18, 2013 does not include the 453,750 common shares issuable upon the exercise of the warrants offered hereby, and excludes, as of that date:

•	an aggregate of 4,091,964 common shares issuable upon the exercise of outstanding options, with a weighted average exercise price of U.S.$4.59 per common share;

•	up to 462,670 additional common shares that have been reserved for issuance in connection with future grants under our stock option plan;

•	an aggregate of 1,956,000 common shares issuable upon the exercise of outstanding common share purchase warrants, with a weighted average exercise price of U.S.$2.53 per common share;

•	an aggregate of 32,190 deferred share units; and

•	an aggregate of 500,000 common shares issuable upon the conversion of a convertible debenture held by Drs. Isa and Amina Odidi, principal stockholders, directors and executive officers of the Company.

RISK FACTORS

Our past experience may not be indicative of future performance, and as noted elsewhere in this prospectus supplement and documents incorporated by reference into this prospectus supplement, we have included forward-looking statements about our business, plans and prospects that are subject to change. In addition to the other risks or uncertainties contained in this prospectus supplement and the accompanying prospectus and documents incorporated by reference into this prospectus supplement, the following risks may affect our operating results, financial condition and cash flows. If any of these risks occurs, either alone or in combination with other factors, our business, financial condition or operating results could be adversely affected. Moreover, readers should note this is not an exhaustive list of the risks we face.  Some risks are unknown or not quantifiable, and other risks that we currently perceive as immaterial may ultimately prove more significant than expected. Statements about plans, predictions or expectations should not be construed to be assurances of performance or promises to take a given course of action.

The “Risk Factors” beginning on page 7 of the accompanying prospectus are incorporated by reference in this prospectus supplement.

Risks Relating to this Offering

Our management will have broad discretion in allocating the net proceeds of this offering, and may use the proceeds in ways in which you disagree.

Our management has significant flexibility in applying the net proceeds we expect to receive in this offering. Because the net proceeds are not required to be allocated to any specific product, investment or transaction, and therefore you cannot determine at this time the value or propriety of our application of those proceeds, you and other shareholders may not agree with our decisions. In addition, our use of the proceeds from this offering may not yield a significant return or any return at all for our shareholders. The failure by our management to apply these funds effectively could have a material adverse effect on our business, results of operations or financial condition. See “Use of Proceeds” for a further description of how management intends to apply the proceeds from this offering.

You will experience immediate dilution in the book value per share of the common shares you purchase.

Because the public offering price per unit is substantially higher than the book value per share of our common shares, you will suffer substantial dilution in the net tangible book value of the common shares you purchase in this offering. Based on the public offering price of $1.72 per unit and attributing no value to the warrants, if you purchase units in this offering, you will suffer immediate and substantial dilution of approximately $1.67 per share in the net tangible book value of the common shares you acquire. In the event that you exercise your warrants, you will experience additional dilution to the extent that the exercise price of those warrants is higher than the book value per share of our common shares. See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

There is no public market for the warrants being sold in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop.  We do not intend to apply for listing of any such warrants on any national securities exchange or other trading market.  Without an active market, there will be no or limited liquidity for the warrants.

The warrants included in this offering may not have any value.

The warrants will be immediately exercisable, and will expire on the fifth anniversary of the date of issuance.  In the event the trading price of our common shares does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

As a holder of warrants, you will have no rights as a common shareholder with respect to the shares underlying the warrants until you acquire our common shares.

Until you acquire our common shares upon exercise of your warrants, you will have no rights with respect to the common shares underlying those warrants.  Upon exercise of your warrants, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date for actions to be taken by our common shareholders occurs after the date you exercise your warrants.

If we do not maintain an effective registration statement, U.S. holders of warrants may not be able to exercise their warrants.

For U.S. holders of warrants to be able to exercise warrants, the common shares underlying the warrants must be covered by an effective and current registration statement. We cannot assure you that we will continue to maintain an effective and current registration statement relating to the common shares underlying the warrants. The value of the warrants may be significantly reduced if U.S. holders are not able to so exercise their warrants.

If our common shares are not listed on a national securities exchange, U.S. holders of warrants may not be able to exercise their warrants without compliance with applicable state securities laws and the value of your warrants may be significantly reduced.

If our common shares are delisted from The NASDAQ Capital Market and are not eligible to be listed on another national securities exchange, the exercise of the warrants by U.S. holders may not be exempt from state securities laws.  As a result, depending on the state of residence of a holder of the warrants, a U.S. holder may not be able to exercise its warrants unless we comply with any state securities law requirements necessary to permit such exercise or an exemption from such requirements applies.  Although we plan to use our commercially reasonable efforts to assure that U.S. holders will be able to exercise their warrants under applicable state securities laws if no exemption exists, there is no assurance that we will be able to do so.  As a result, in the event that our common shares are delisted from The NASDAQ Capital Market and are not eligible to be listed on another securities exchange, your ability to exercise your warrants may be limited.  The value of the warrants may be significantly reduced if U.S. holders are not able to exercise their warrants under applicable state securities laws.

If our common shares are not listed on a national securities exchange, compliance with applicable state securities laws may be required for subsequent offers, transfers and sales of the common shares and warrants offered hereby.

The common shares and the warrants are being offered pursuant to one or more exemptions from registration and qualification under applicable state securities laws. Because our common shares are listed on The NASDAQ Capital Market, we are not required to register or qualify in any state the subsequent offer, transfer or sale of the common shares or warrants. If our common shares are delisted from The NASDAQ Capital Market and are not eligible to be listed on another national securities exchange, subsequent transfers of our common shares and the warrants offered hereby by U.S. holders may not be exempt from state securities laws. In such event, it will be the responsibility of the holder of common shares or warrants to register or qualify the common shares or the warrants for any subsequent offer, transfer or sale in the United States or to determine that any such offer, transfer or sale is exempt under applicable state securities laws.

Future sales of our common shares may cause the prevailing market price of our common shares to decrease.

We have registered a substantial number of outstanding common shares and common shares that are issuable upon the exercise of outstanding warrants. If the holders of our registered common shares choose to sell such shares in the public market or if holders of our warrants exercise their purchase rights and sell the underlying common shares in the public market, or if holders of currently restricted common shares choose to sell such shares in the public market, the prevailing market price for our common shares may decline. The sale of shares issued upon the exercise of our warrants (and options) could also further dilute the holdings of our then existing shareholders. In addition, future public sales of our common shares could impair our ability to raise capital by offering equity securities.

Risks Relating to our Company

Our business is capital intensive and requires significant investment to conduct research and development, clinical and regulatory activities necessary to bring our products to market, which capital may not be available in amounts or on terms acceptable to us, if at all.

Our business requires substantial capital investment in order to conduct the research and development, clinical and regulatory activities necessary to bring our products to market and to establish commercial manufacturing, marketing and sales capabilities. As of November 30, 2012, our most recently completed fiscal year, our cash balance was $0.5 million. As of January 31, 2013, our cash balance was $0.9 million.  In order for us to continue operations at existing levels, we expect that for at least the next twelve months we will require significant additional capital.  While we expect to satisfy our operating cash requirements over the next twelve months from cash on hand, collection of anticipated revenues resulting from future commercialization activities, development agreements or marketing license agreements, through managing operating expense levels, using funds from senior management through the convertible debenture described elsewhere herein, equity and/or debt financings, and/or new strategic partnership agreements funding some or all costs of development, there can be no assurance that we will be able to obtain any such capital on terms or in amounts sufficient to meet our needs or at all.  The availability of equity or debt financing will be affected by, among other things, the results of our research and development, our ability to obtain regulatory approvals, the market acceptance of our products, the state of the capital markets generally, strategic alliance agreements, and other relevant commercial considerations.  In addition, if we raise additional funds by issuing equity securities, our then existing security holders will likely experience dilution, and the incurring of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations.  In the event that we do not obtain additional capital over the next twelve months, there may be substantial doubt about our ability to continue as a going concern and realize our assets and pay our liabilities as they become due. Any failure on our part to raise additional funds on terms favorable to us or at all, may require us to significantly change or curtail our current or planned operations in order to conserve cash until such time, if ever, that sufficient proceeds from operations are generated, and could result in our not taking advantage of business opportunities, in the termination or delay of clinical trials for one or more of our product candidates, in curtailment of our product development programs designed to identify new product candidates, in the sale or assignment of rights to our technologies, products or product candidates, and/or our inability to file ANDAs or NDAs at all or in time to competitively market our products or product candidates.

We have a history of operating losses, which may continue in the foreseeable future.

We have incurred net losses from inception through November 30, 2012 and had an accumulated deficit of $30.1 million as of such date and have incurred additional losses since such date. As we engage in the development of products in our pipeline, we will continue to incur further losses. There can be no assurance that we will ever be able to achieve or sustain profitability or positive cash flow. Our ultimate success will depend on whether our drug formulations receive the approval of the FDA or other applicable regulatory agencies and we are able to successfully market approved products. We cannot be certain that we will be able to receive FDA approval for any of our drug formulations, or that we will reach the level of sales and revenues necessary to achieve and sustain profitability.

Approvals for our product candidates may be delayed or become more difficult to obtain if the FDA institutes changes to its approval requirements.

The FDA may institute changes to its ANDA approval requirements, which may make it more difficult or expensive for us to obtain approval for our new generic products.  For instance, in July 2012, the Generic Drug Fee User Amendments of 2012 (“GDUFA”) was enacted into law.  The GDUFA legislation implemented fees for new ANDAs, Drug Master Files, product and establishment fees and a one-time fee for back-logged ANDAs pending approval as of October 1, 2012.  In return, the program is intended to provide faster and more predictable ANDA reviews by the FDA and increased inspections of drug facilities.  For the FDA's fiscal year 2013, the user fee rates are $51,520 for new ANDAs, $25,760 for Prior Approval Supplements, and $17,434 for each ANDA already on file at the FDA. We will also have to pay an annual facility user fee of $190,389. Under GDUFA, generic product companies face significant penalties for failure to pay the new user fees, including rendering an ANDA not “substantially complete” until the fee is paid.  It is currently uncertain the effect the new fees will have on our ANDA process and business, however, any failure by us or our suppliers to pay the fees or to comply with the other provisions of GDFUA may impact or delay our ability to file ANDAs, obtain approvals for new generic products, generate revenues and thus may have a material adverse effect on our business, results of operations and financial condition.

We operate in a highly litigious environment.

From time to time, we are subject to legal proceedings. As of the date of this prospectus supplement, we are not aware of any material litigation pending or threatened against us other than as described under “Legal Proceedings and Regulatory Actions” in our annual report on Form 20-F for the fiscal year ended November 30, 2012. Litigation to which we are, or may be, subject could relate to, among other things, our patent and other intellectual property rights or such rights of others, business or licensing arrangements with other persons, product liability or financing activities. Such litigation could include an injunction against the manufacture or sale of one or more of our products or potential products or a significant monetary judgment, including a possible punitive damages award, or a judgment that certain of our patent or other intellectual property rights are invalid or unenforceable or infringe the intellectual property rights of others. If such litigation is commenced, our business, results of operations, financial condition and cash flows could be materially adversely affected.

There has been substantial litigation in the pharmaceutical industry concerning the manufacture, use and sale of new products that are the subject of conflicting patent rights.  When we file an ANDA for a bioequivalent version of a drug, we may, in some circumstances, be required to certify to the FDA that any patent which has been listed with the FDA as covering the branded product has expired, the date any such patent will expire, or that any such patent is invalid or will not be infringed by the manufacture, sale or use of the new drug for which the application is submitted.  Approval of an ANDA is not effective until each listed patent expires, unless the applicant certifies that the patents at issue are not infringed or are invalid and so notifies the patent holder and the holder of the branded product.  A patent holder may challenge a notice of non-infringement or invalidity by suing for patent infringement within 45 days of receiving notice.  Such a challenge prevents FDA approval for a period which ends 30 months after the receipt of notice, or sooner if an appropriate court rules that the patent is invalid or not infringed.  From time to time, in the ordinary course of business, we face and have faced such challenges and may continue to do so in the future.

Brand-name pharmaceutical manufacturers routinely bring patent infringement litigation against ANDA applicants seeking FDA approval to manufacture and market generic forms of their branded products. We are routinely subject to patent litigation that can delay or prevent our commercialization of products, force us to incur substantial expense to defend, and expose us to substantial liability.

Our significant shareholders will have the ability to exercise significant influence over certain corporate actions.

Our principal shareholders, Drs. Amina and Isa Odidi, our President and Chief Operating Officer and Chairman and our Chief Executive Officer, respectively, and Odidi Holdings Inc., a privately-held company controlled by Drs. Amina and Isa Odidi, owned in the aggregate approximately 33.5% of our issued and outstanding common shares as of the date of this prospectus supplement (and collectively beneficially owned in the aggregate approximately 40.8% of our common shares including common shares issuable upon the exercise of outstanding options and the conversion of the convertible debenture held by Drs. Amina and Isa Odidi that are exercisable or convertible within 60 days of the date hereof). As a result, the principal shareholders will have the ability to exercise significant influence over all matters submitted to our shareholders for approval whether subject to approval by a majority of holders of our common shares or subject to a class vote or special resolution requiring the approval of 66⅔% of the votes cast by holders of our common shares, in person or by proxy.

A large number of our common shares could be sold in the market in the near future, which could depress our stock price.

As of the date of this prospectus supplement, we had approximately 18 million common shares outstanding.  In addition, a substantial portion of our shares are currently freely trading without restriction under the Securities Act of 1933, as amended, or the Securities Act, having been registered for resale or held by their holders for over one year and are eligible for sale under Rule 144.

Our shareholders who received shares under the court approved plan of arrangement and merger (the “IPC Arrangement Agreement”) that resulted in the October 22, 2009 combination of IPC Ltd. and Intellipharmaceutics Corp. with 7231971 Canada Inc., were not deemed “affiliates” of either Vasogen, IPC Ltd., or us prior to the IPC Arrangement Agreement and were able to resell the common shares that they received without restriction under the Securities Act.  The common shares received by an “affiliate” after the IPC Arrangement Agreement or who were “affiliates” of either Vasogen, IPC Ltd., or us prior to the IPC Arrangement Agreement are subject to certain restrictions on resale under Rule 144.

As of the date of this prospectus supplement, there are currently common shares issuable upon the exercise of outstanding options and warrants and the conversion of the outstanding convertible debenture for an aggregate of approximately 7 million common shares.  To the extent any of our options and warrants are exercised and the convertible debenture is converted, a shareholder’s percentage ownership will be diluted and our stock price could be further adversely affected. Moreover, as the underlying shares are sold, the market price could drop significantly if the holders of these restricted shares sell them or if the market perceives that the holders intend to sell these shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

Certain statements included and incorporated by reference in this prospectus supplement constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements expressed or implied regarding our plans, goals and milestones, status of developments or expenditures relating to our business, plans to fund our current activities, statements concerning our partnering activities, health regulatory submissions, strategy, future operations, future financial position, future sales, revenues and profitability, projected costs, and market penetration. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “intends,” “could,” or the negative of such terms or other comparable terminology. We made a number of assumptions in the preparation of our forward-looking statements. You should not place undue reliance on our forward looking statements, which are subject to a multitude of known and unknown risks and uncertainties that could cause actual results, future circumstances or events to differ materially from those stated in or implied by the forward-looking statements. Risks, uncertainties and other factors that could affect our actual results include, but are not limited to, the effects of general economic conditions, securing and maintaining corporate alliances, our estimates regarding our capital requirements and the effect of capital market conditions and other factors, including the current status of our product development programs, on capital availability, the potential dilutive effects of any future financing, our programs regarding research, development and commercialization of our product candidates, the timing of such programs, the timing, costs and uncertainties regarding obtaining regulatory approvals to market our product candidates, and the timing and amount of any available investment tax credits, the actual or perceived benefits to users of our drug delivery technologies and product candidates as compared to others, our ability to maintain and establish intellectual property rights in our drug delivery technologies and product candidates, the actual size of the potential markets for any of our product candidates compared to our market estimates, our selection and licensing of product candidates, our ability to attract distributors and collaborators with the ability to fund patent litigation and with acceptable development, regulatory and commercialization expertise and, the benefits to be derived from such collaborative efforts, sources of revenues and anticipated revenues, including contributions from distributors and collaborators, product sales, license agreements and other collaborative efforts for the development and commercialization of product candidates, our ability to create an effective direct sales and marketing infrastructure for products we elect to market and sell directly, the rate and degree of market acceptance of our products, the timing and amount of insurance reimbursement for our products, the success and pricing of other competing therapies that may become available, our ability to retain and hire qualified employees, and the manufacturing capacity of third-party manufacturers that we may use for our products. Additional risks and uncertainties relating to the Company and our business can be found in the “Risk Factors” section of this prospectus supplement and the accompanying prospectus, as well as in our other public filings incorporated by reference herein. The forward-looking statements are made as of the date hereof, and we disclaim any intention and have no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the units offered by this prospectus supplement will be approximately $2.7 million, after deducting placement agent fees and estimated offering expenses payable by us. We will receive additional proceeds from any cash exercise of the warrants offered by this prospectus supplement.  We cannot provide any assurance as to the amount or timing of receipt of any such additional proceeds, and it is possible that these warrants may expire and never be exercised.

We currently intend to use the net proceeds from this offering to file additional ANDAs with the FDA, to advance clinical trials for our abuse resistant Rexista™ technology and/or other NDA 505(b)(2) opportunities, to establish additional partnerships, and for working capital, research, product development and general corporate purposes.  The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

Pending the final application of the net proceeds of this offering, we intend to invest the net proceeds of this offering in short-term, interest bearing, investment-grade securities.

EXCHANGE RATE INFORMATION

The following table sets out the high and low rates of exchange for one U.S. dollar expressed in Canadian dollars in effect at the end of each of the following periods; the average rate of exchange for those periods; and the rate of exchange in effect at the end of each of those periods, each based on the noon spot rate published by the Bank of Canada.

	Two months ended February 28, 2013	Years ended December 31,
		2012	2011	2010

High	Cdn$1.0285	Cdn$1.0418	Cdn$1.0604	Cdn$1.0778
Low	Cdn$0.9839	Cdn$0.9710	Cdn$0.9449	Cdn$0.9946
Average for the Period	Cdn$1.0003	Cdn$0.9996	Cdn$0.9891	Cdn$1.0299
End of Period	Cdn$1.0314	Cdn$0.9949	Cdn$1.0170	Cdn$0.9946

On March 18, 2013, the noon spot rate for Canadian dollars in terms of the United States dollar, as reported by the Bank of Canada, was U.S.$1.00=Cdn$1.0217 or Cdn$1.00=U.S.$0.9788.

DILUTION

Our net tangible book deficit as of November 30, 2012 was approximately $1.7 million, or $0.10 per common share. Net tangible book deficit per common share is determined by dividing our total tangible assets, less total liabilities, by the number of common shares outstanding as of November 30, 2012. Dilution in net tangible book value per common share represents the difference between the amount per share paid by purchasers of units in this offering and the net tangible book deficit per common share immediately after this offering.

After giving effect to the sale of 1,815,000 units in this offering at the public offering price of $1.72 per unit and after deducting the placement agent fees and estimated offering expenses payable by us and attributing no value to the warrants, our as adjusted net tangible book value as of November 30, 2012 would have been approximately $0.9 million, or $0.05 per common share. This represents an immediate increase in net tangible book value of $0.15 per common share to existing shareholders and immediate dilution in net tangible book value of $1.67 per common share to new investors purchasing units in this offering. The following table illustrates this dilution on a per common share basis:

Public offering price per unit		$1.72
Net tangible book deficit per common share as of November 30, 2012	$(0.10)
Increase per common share attributable to new investors	$0.15
As adjusted net tangible book value per common share after this offering		$0.05
Dilution per common share to new investors		$1.67

The number of common shares to be outstanding after this offering is based on 17,906,937 common shares outstanding as of November 30, 2012 does not include the 453,750 common shares issuable upon the exercise of the warrants offered hereby or an aggregate of 500,000 common shares issuable upon the conversion of a convertible debenture held by Drs. Isa and Amina Odidi, principal stockholders, directors and executive officers of the Company, and also excludes, as of that date:

•	an aggregate of 4,139,059 common shares issuable upon the exercise of outstanding options, with a weighted average exercise price of U.S.$4.86 per common share;

•	up to 415,575 additional common shares that have been reserved for issuance in connection with future grants under our stock option plan;

•	an aggregate of 3,691,000 common shares issuable upon the exercise of outstanding common share purchase warrants, with a weighted average exercise price of U.S.$ 2.52 per common share; and

•	an aggregate of 22,449 deferred share units.

To the extent that outstanding options or warrants are exercised, investors purchasing units in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital consists of an unlimited number of common shares, all without nominal or par value, and an unlimited number of preference shares issuable in series. At March 18, 2013, there were 17,906,937 common shares and no preference shares issued and outstanding.

Common Shares

Each common share entitles the holder thereof to one vote at any meeting of our shareholders, except meetings at which only holders of a specified class of shares are entitled to vote. Common shares are entitled to receive, as and when declared by the board of directors, dividends in such amounts as shall be determined by the board of directors. The holders of common shares have the right to receive the remaining property of the Company in the event of liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary.

Preference Shares

The preference shares may at any time and from time to time be issued in one or more series. The board of directors will, by resolution, from time to time, before the issue thereof, fix the rights, privileges, restrictions and conditions attaching to the preference shares of each series. Except as required by law, the holders of any series of preference shares will not as such be entitled to receive notice of, attend or vote at any meeting of our shareholders. Holders of preference shares will be entitled to preference with respect to payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of our assets among our shareholders for the purpose of winding up our affairs, on such shares over the common shares and over any other shares ranking junior to the preference shares.

Warrants

At March 18, 2013, an aggregate of 1,956,000 common shares were issuable upon the exercise of outstanding common share purchase warrants, with a weighted average exercise price of U.S.$2.53 per common share.

Options

At March 18, 2013, an aggregate of 4,091,964 common shares were issuable upon the exercise of outstanding options, with a weighted average exercise price of U.S.$4.59 per common share. Up to 462,670 additional common shares are reserved for issuance under our stock option plan.

Convertible Debenture

On January 10, 2013, we completed a private placement financing of a debenture (the “Debenture”) in the principal amount of $1.5 million, which will mature January 1, 2015. The Debenture bears interest at a rate of 12% per annum, payable monthly, is pre-payable at any time at the option of the Company, and is convertible at any time into 500,000 common shares at a conversion price of $3.00 per common share at the option of the holder. Drs. Isa and Amina Odidi, our principal stockholders, directors and executive officers provided us with the $1.5 million of the proceeds for the Debenture.

Deferred Share Units

At March 18, 2013, there were 32,190 deferred share units issued to one non-management director.

Registration Rights

The February 1, 2011 private placement issuance of common shares and warrants was exempt from registration under the Securities Act pursuant to Regulation D and Section 4(2) and/or Regulation S thereof and such other available exemptions. As such, the common shares, the warrants, and the common shares underlying the warrants may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

In connection with the private placement, we agreed to file a registration statement on Form F-3, or the Registration Statement within 40 days after the closing and use our best efforts to have it declared effective within 150 days after the closing to register (i) 100% of the common shares issued in the private placement; and (ii) 100% of the common shares underlying the investor warrants issued in the private placement, or the Registrable Securities.

The Registration Statement was declared effective as of March 30, 2011.  If  (i) the Registration Statement ceases to be continuously effective for more than twenty consecutive calendar days or more than an aggregate of thirty calendar days during any consecutive 12-month period, or (ii) at a time in which the Registrable Securities cannot be sold under the Registration Statement, we shall fail for any reason to satisfy the current public information requirement under Rule 144 as to the applicable Registrable Securities,  we shall pay to the investors, on a pro rata basis, partial liquidated damages of one percent (1%) of the aggregate purchase price paid by each investor on the occurrence of an event listed above and for each calendar month (pro rata for any period less than a calendar month) from an event, until cured.

The securities shall cease to be Registrable Securities for so long as (i) they have been sold (A) pursuant to a registration statement; or (B) in accordance with Rule 144 or any other rule of similar effect; or (ii) such securities become eligible for resale without volume or manner-of-sale restrictions, and when either we are compliant with any current public information requirements pursuant to Rule 144 or the current public information requirements no longer apply.

TRADING PRICE AND VOLUME

Our common shares are currently listed on the Toronto Stock Exchange, or TSX, and quoted for trading on The NASDAQ Capital Market, or NASDAQ, under the symbols “I” and “IPCI”, respectively. Our common shares began trading on October 22, 2009.

The following table sets forth the monthly trading history for the preceding 12 month period, the reported high, low and closing prices (in Canadian dollars) and total volume traded of our common shares on the TSX and reported high, low and closing prices (in U.S. dollars) and total volume of our common shares traded on NASDAQ.

	TSX				NASDAQ
	(Cdn$ per share)				(U.S.$ per share)
Date	High	Low	Close	Volume Traded	High	Low	Close	Volume Traded
Mar-12	$3.38	$2.61	$2.86	43,243	$3.15	$2.75	$2.82	808,475
Apr-12	$2.89	$2.62	$2.70	13,190	$2.99	$2.64	$2.84	414,469
May-12	$3.34	$2.60	$3.10	29,150	$3.19	$2.72	$2.96	272,277
Jun-12	$3.54	$2.73	$3.25	32,888	$3.49	$2.70	$3.22	833,581
Jul-12	$3.25	$2.72	$2.83	13,659	$3.30	$2.66	$2.79	421,725
Aug-12	$2.90	$2.49	$2.84	10,925	$3.00	$2.40	$2.98	421,065
Sep-12	$2.92	$2.69	$2.74	6,214	$3.02	$2.76	$2.92	243,806
Oct-12	$3.17	$2.72	$2.88	13,348	$3.16	$2.82	$3.02	421,338
Nov-12	$2.90	$1.81	$2.41	30,388	$3.00	$1.88	$2.42	600,632
Dec-12	$2.56	$2.06	$2.44	28,294	$2.59	$2.15	$2.50	350,445
Jan-13	$2.43	$2.11	$2.20	195,274	$2.56	$2.19	$2.29	625,535
Feb-13	$2.39	$1.77	$1.77	37,966	$2.35	$1.72	$1.79	592,099
Mar 1 to 18-13	$2.20	$1.70	$1.88	56,190	$2.16	$1.71	$1.91	369,537

PRIOR SALES

During the 12 month period prior to the date of this prospectus supplement, we have issued common shares, or securities convertible into common shares, as follows:

On March 15, 2012, we completed a registered direct common share offering for gross proceeds of $5,000,000.50.  We sold an aggregate of 1,818,182 shares to U.S. institutional investors at a price of $2.75 per share.

On January 10, 2013, we completed a private placement financing of a Debenture in the principal amount of $1.5 million, which will mature January 1, 2015. The Debenture bears interest at a rate of 12% per annum, payable monthly, is pre-payable at any time at the option of the Company, and is convertible at any time into 500,000 common shares at a conversion price of U.S.$3.00 per common share at the option of the holder. Drs. Isa and Amina Odidi, our principal stockholders, directors and executive officers provided us with the $1.5 million of the proceeds for the Debenture.

During the 12 month period prior to the date of this prospectus supplement, no options were granted and no options were exercised.

Also during the 12 month period prior to the date of this prospectus supplement, a total of 25,655 deferred share units were granted.

RELATED PARTY TRANSACTIONS

As at November 30, 2012 and January 31, 2013, we had an outstanding related party loan to Dr. Isa Odidi and Dr. Amina Odidi, principal stockholders, directors and executive officers of the Company, in the amount of approximately $0.8 million. Repayments of this related party loan are restricted under the terms of the loan such that the principal amount thereof shall be payable when payment is required solely out of (i) revenues earned by IPC Corp. following the effective date of October 22, 2009 (“effective date”), and/or proceeds received by any Intellipharmaceutics company from any offering of its securities, (other than the proceeds from the transaction completed on February 1, 2011 and on March 15, 2012) following the effective date and/or amounts received by IPC Corp. for scientific research tax credits received after the effective date for research expenses of IPC Corp. incurred before the effective date and (ii) up to C$800,000 of the Net Cash from the Vasogen transaction (as defined in the IPC Arrangement Agreement). During the year ended November 30, 2012, no related party loan principal repayment was made and interest payments of $39,173 (C$39,083) in respect of the promissory note were made by us in accordance with the IPC Arrangement Agreement.

In addition at January 10, 2013, we completed a private placement financing of a Debenture in the principal amount of $1.5 million, which will mature January 1, 2015. The Debenture bears interest at a rate of 12% per annum, payable monthly, is pre-payable at any time at the option of the Company, and is convertible at any time into 500,000 common shares at a conversion price of $3.00 per common share at the option of the holder. Drs. Isa and Amina Odidi, our principal stockholders, directors and executive officers provided us with the $1.5 million of the proceeds for the Debenture.

Since the beginning of our preceding three financial years to the date hereof, other than discussed herein, there have been no transactions or proposed transactions which are material to us or to any of our associates, holders of 10% of our outstanding shares, director or officer or any transactions that are unusual in their nature or conditions to which we or any of our subsidiaries was a party.

TRANSFER AGENTS AND REGISTRARS

Our Canadian transfer agent and registrar is CIBC Mellon Trust Company, P.O. Box 7010, Adelaide Street Postal Station, Toronto Ontario, Canada M5C 2W9. Our United States co-transfer agent and registrar is Bank of New York Mellon, 480 Washington Blvd., Jersey City, NJ 07310 U.S.A.

THE SECURITIES WE ARE OFFERING

We are offering units, each of which consists of one of our common shares and one warrant to purchase 0.25 of a common share. The units will not be issued or certificated.  The common shares and the warrants that we are issuing are immediately separable and will be issued separately.

Common Shares

The material terms and provisions of our common shares and each other class of our securities which qualifies or limits our common shares are described under the caption “Description of Share Capital” in this prospectus supplement.

Warrants

The following summary of certain terms and provisions of warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the warrant, the form of which has been filed as an exhibit to the registration statement of which this prospectus supplement is a part.  Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

Duration and Exercise Price.  The warrants offered hereby will entitle the holders thereof to purchase up to an aggregate of 453,750 common shares at an initial exercise price per share of $2.10, commencing from the date of issuance, and will expire on the fifth anniversary of the date of issuance.  The warrants will be issued separately from the common shares included in the units, and may be transferred separately immediately thereafter.  Warrants will be issued in certificated form only. The exercise price is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common shares and the exercise price and number of warrants held by a holder (or such holder’s direct or indirect transferee) are subject to appropriate adjustment in the event of cash dividends or other distributions to holders of our common shares.

Exercisability.  The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of common shares purchased upon such exercise.  Only if the registration statement of which this prospectus forms a part, or other applicable registration statement, covering the issuance of the common shares issuable upon exercise of the warrants is not available for such issuance, the holder may exercise the warrant in whole or in part on a cashless basis.

Transferability.  Subject to applicable laws and any restrictions on transfer set forth in the warrant agreement, warrants may be transferred at the option of the holder upon surrender of the warrants to us together with the appropriate instruments of transfer.

Exchange Listing.  There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited. In addition, in the event our common share price does not exceed the per share exercise price of the warrants during the period when the warrants are exercisable, the warrants will not have any value.

Fundamental Transactions.  At any time the warrants are outstanding, we may not consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger with another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding common shares, or the sale of all or substantially all of our assets, or other transaction in which our common shares is converted into or exchanged for other securities or other consideration, or reclassification of our common shares, unless the successor entity assumes in writing all of our obligations under the warrants.  If, at any time the warrants are outstanding, we consummate any fundamental transaction, the holder of any warrants will thereafter receive, upon exercise of the warrants, the securities or other consideration to which a holder of the number of common shares then deliverable upon the exercise or conversion of such warrants would have been entitled upon such fundamental transaction. In addition, in the event of a fundamental transaction, the holder of any warrants has the right, exercisable at any time within ninety (90) days after the consummation of the fundamental transaction, to require us or any successor entity to purchase the warrant for an amount of cash equal to the value of the warrant as determined in accordance with the Black-Scholes option pricing model.

Exercise Limitation.  A holder may not exercise its warrants if, after giving effect to the exercise, the holder and certain related parties would beneficially own more than 4.99% of our common shares.  A holder may increase or decrease that limitation up to a maximum of 9.99% of our common shares upon not less than 61 days’ prior notice to us.

Right as a Shareholder.  Except as otherwise provided in the warrants or by virtue of such holder’s ownership of our common shares, the holders of the warrants do not have the rights or privileges of holders of our common shares, including any voting rights, until they exercise their warrants.

Waivers and Amendments.  Subject to certain exceptions, any term of the warrants may be amended or waived with our written consent and the written consent of the holders of at least a majority of the then-outstanding warrants.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY YOU, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE CODE, (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING BY US OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following discussion is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of Common Shares (the Common Shares being collectively referred to as the “Shares”) and Warrants acquired pursuant to this document.

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Shares acquired pursuant to this offering that is any of the following for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S. or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of Shares that is not a U.S. Holder. This summary does not address the U.S. federal income tax consequences relevant to non-U.S. Holders arising from and relating to the acquisition, ownership, and disposition of Shares.

This summary is for general information purposes only and does not purport to be a complete discussion of all of the potential U.S. federal income tax considerations that may be relevant to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal alternative minimum tax, U.S. federal estate and gift tax, U.S. state and local tax, and foreign tax consequences relating to U.S. Holders regarding the acquisition, ownership and disposition of Shares. Each prospective U.S. Holder should consult its own tax advisor regarding the U.S. federal tax, U.S. federal alternative minimum tax, U.S. federal estate and gift tax, U.S. state and local tax, and foreign tax consequences to U.S. Holders relating to the acquisition, ownership, and disposition of Shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) or any other federal, state or local agency has been requested, or will be obtained, regarding any of the tax issues affecting the Company or its Holders. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code by the U.S. Treasury Department (whether final, temporary, or proposed, the “Treasury Regulations”), published rulings of the IRS, published administrative interpretations and official pronouncements by the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary also does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following: (a) U.S. Holders that are qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) U.S. Holders that are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) U.S. Holders that are broker-dealers, dealers, or traders in securities; (d) U.S. Holders that have a “functional currency” other than the U.S. dollar; (e) U.S. Holders that own Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquired Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); or (h) U.S. Holders that own or have owned (directly, indirectly, or by attribution) 10% or more of the total combined voting power of the outstanding shares of the Company. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be residents or deemed to be residents in Canada for purposes of the Income Tax Act (Canada) (the “Tax Act”); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Shares in connection with carrying on a business in Canada; (d) persons whose Shares constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal income tax, U.S. federal alternative minimum tax, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences relating to the acquisition, ownership and disposition of Shares.

If an entity or arrangement that is treated as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Shares, the U.S. federal income tax consequences to such beneficial owner generally will depend on the activities of the partnership and the status of such partner. This summary does not address the tax consequences to any such beneficial owner. A Holder of Shares that is a partnership and partners in such partnership should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Shares.

THIS SUMMARY OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH HOLDER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS WITH RESPECT TO ITS PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY FOREIGN, STATE OR LOCAL JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Passive Foreign Investment Company Considerations

Special, generally unfavorable, U.S. federal income tax rules apply to the ownership and disposition of the stock of a passive foreign investment company (“PFIC”). As discussed below, however, a U.S. Holder may be able to mitigate these consequences by making a timely and effective election to treat the Company as a qualified electing fund (a “QEF Election”) or by making a timely and effective mark-to-market election with respect to its Common Shares (a “Mark-to-Market Election”).

For U.S. federal income tax purposes, a foreign corporation is classified as a PFIC for each taxable year in which, applying the relevant look-through rules, either:

•	at least 75% of its gross income for the taxable year consists of specified types of “passive” income (referred to as the “income test”); or

•
at least 50% of the average value of its assets during the taxable year is attributable to certain types of assets that produce passive income or are held for the production of passive income (referred to as the “asset test”).

For purposes of the income and asset tests, if a foreign corporation owns directly or indirectly at least 25% (by value) of the stock of another corporation, that foreign corporation will be treated as if it held its proportionate share of the assets of the other corporation and received its proportionate share of the income of that other corporation. Also, for purposes of the income and asset tests, passive income does not include any income that is an interest, dividend, rent or royalty payment if it is received or accrued from a related person to the extent that amount is properly allocable to the active income of the related person. Under applicable attribution rules, if Intellipharmaceutics is a PFIC, U.S. Holders of Shares will be treated as holding stock of Intellipharmaceutics’ subsidiaries that are PFICs in certain circumstances. In these circumstances, certain dispositions of, and distributions on, stock of such subsidiaries may have consequences for U.S. Holders under the PFIC rules.

Although the matter is not free from doubt, we believe that we were not a PFIC during our 2012 taxable year and expect that we will not be a PFIC during our 2013 taxable year. However, the tests for determining PFIC status are subject to a number of uncertainties. These tests are applied annually, and it is difficult to accurately predict future income and assets relevant to this determination. In addition, because the market price of our Common Shares is likely to fluctuate, the market price may affect the determination of whether we will be considered a PFIC. Accordingly, there can be no assurance that the Company will not be considered a PFIC for any taxable year. Absent one of the elections described below, if the Company is a PFIC for any taxable year during which a U.S. Holder holds the Company’s Shares, the Company generally will continue to be treated as a PFIC subject to the regime described below with respect to such U.S. Holder, regardless of whether the Company ceases to meet the PFIC tests in one or more subsequent years. Unless otherwise provided by the IRS, a U.S. Holder of Shares is generally required to file an information return annually to report its ownership interest in the Company during any year in which the Company is a PFIC.

U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS ABOUT THE PFIC RULES, THE POTENTIAL APPLICABILITY OF THESE RULES TO THE COMPANY CURRENTLY AND IN THE FUTURE, AND THEIR FILING OBLIGATIONS IF THE COMPANY IS A PFIC.

The “No Election” Alternative – Taxation of Excess Distributions

If we are classified as a PFIC for any year during which a U.S. Holder has held Shares and that Holder has not made a QEF Election or a Mark-to-Market Election, special rules may subject that Holder to increased tax liability, including loss of favorable capital gains rates and the imposition of an interest charge upon the sale or other disposition of the Shares or upon the receipt of any excess distribution (as defined below). Under these rules:

•	the gain, if any, realized on such disposition will be allocated ratably over the U.S. Holder’s holding period;

•	the amount of gain allocated to the current taxable year and any year prior to the first year in which we are a PFIC will be taxed as ordinary income in the current year;

•	the amount of gain allocated to each of the other taxable years will be subject to tax at the highest ordinary income tax rate in effect for that year; and

•	an interest charge for the deemed deferral benefit will be imposed with respect to the resulting tax attributable to each of the other taxable years.

These rules will continue to apply to the Holder even after we cease to meet the definition of a PFIC, unless the Holder elects to be treated as having sold our Shares on the last day of the last taxable year in which we qualified as a PFIC.

An “excess distribution,” in general, is any distribution on Shares received in a taxable year by a U.S. Holder that is greater than 125% of the average annual distributions received by that Holder in the three preceding taxable years or, if shorter, that Holder’s holding period for Shares.

Any portion of a distribution paid to a U.S. Holder that does not constitute an excess distribution will be treated as ordinary dividend income to the extent of our current and accumulated earnings and profits (as computed for U.S. federal income tax purposes). Such dividends generally will not qualify for the dividends-received deduction otherwise available to U.S. corporations. Any amounts treated as dividends paid by a PFIC generally will not constitute “qualified dividend income” within the meaning of Section 1(h)(11) of the Code and will, therefore, not be eligible for the preferential RATE OF UP TO 20% for such income generally in effect under current law. Any such amounts in excess of our current and accumulated earnings and profits will be applied against the U.S. Holder’s tax basis in the Shares and, to the extent in excess of such tax basis, will be treated as gain from a sale or exchange of such Shares. It is possible that any such gain may be treated as an excess distribution.

The QEF Election Alternative

A U.S. Holder who elects (an “Electing U.S. Holder”) in a timely manner to treat Intellipharmaceutics as a QEF would generally include in gross income (and be subject to current U.S. federal income tax on) its pro rata share of (a) Intellipharmaceutics’ ordinary earnings, as ordinary income, and (b) Intellipharmaceutics’ net capital gains, as long-term capital gain. An Electing U.S. Holder will generally be subject to U.S. federal income tax on such amounts for each taxable year in which we are classified as a PFIC, regardless of whether such amounts are actually distributed to the Electing U.S. Holder. An Electing U.S. Holder may further elect, in any given taxable year, to defer payment of U.S. federal income tax on such amounts, subject to certain limitations. However, if deferred, the taxes will be subject to an interest charge.

A U.S. Holder may make a QEF Election only if the Company furnishes the U.S. Holder with certain tax information. If the Company should determine that it is a PFIC, it is anticipated that it will attempt to timely and accurately disclose such information to its U.S. Holders and provide U.S. Holders with information reasonably required to make such election.

A U.S. Holder that makes a QEF Election with respect to the Company generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents “earnings and profits” of the Company that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in his, her or its Shares to reflect the amount included in income (resulting in an increase in basis) or allowed as a tax-free distribution (resulting in a decrease in basis) because of the QEF Election.

Similarly, if any of our non-U.S. subsidiaries were classified as PFICs, a U.S. Holder that makes a timely QEF Election with respect to any of our subsidiaries would be subject to the QEF rules as described above with respect to the Holder’s pro rata share of the ordinary earnings and net capital gains of any of our subsidiaries. Earnings of Intellipharmaceutics (or any of our subsidiaries) attributable to distributions from any of our subsidiaries that had previously been included in the income of an Electing U.S. Holder under the QEF rules would generally not be taxed to the Electing U.S. Holder again.

Upon the sale or other disposition of Shares, an Electing U.S. Holder who makes a QEF Election for the first taxable year in which he owns Shares will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the net amount realized on the disposition and the U.S. Holder’s adjusted tax basis in the Shares. Such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the Shares is more than one year, otherwise it will be short-term capital gain or loss. The deductibility of capital losses is subject to certain limitations. A U.S. Holder’s gain realized upon the disposition of shares generally will be treated as U.S. source income, and losses from the disposition generally will be allocated to reduce U.S. source income.

A QEF Election must be made in a timely manner as specified in applicable Treasury Regulations. Generally, the QEF Election must be made by filing the appropriate QEF election documents at the time such U.S. Holder timely files its U.S. federal income tax return for the first taxable year of the Company during which it was, at any time, a PFIC.

Each U.S. Holder should consult its own tax advisor regarding the availability of, procedure for making, and consequences of a QEF Election with respect to the Company.

Mark-to-Market Election Alternative

Assuming that our Common Shares are treated as marketable stock (as defined for these purposes), a U.S. Holder that does not make a QEF Election may avoid the application of the excess distribution rules, at least in part, by electing to mark the Common Shares to market annually. Consequently, the U.S. Holder will generally recognize as ordinary income or loss each year an amount equal to the difference as of the close of the taxable year between the fair market value of its Common Shares and the Holder’s adjusted tax basis in the Common Shares. Any mark-to-market loss is treated as an ordinary deduction, but only to the extent of the net mark-to-market gain that the Holder has included pursuant to the election in prior tax years. Any gain on a disposition of our Common Shares by an electing U.S. Holder would be treated as ordinary income. The electing U.S. Holder’s basis in its Common Shares would be adjusted to reflect any of these income or loss amounts.

For purposes of making this election, stock of a foreign corporation is “marketable” if it is “regularly traded” on certain “qualified exchanges”. Under applicable Treasury Regulations, a “qualified exchange” includes a national securities exchange that is registered with the SEC or the national market system established pursuant to Section 11A of the U.S. Exchange Act, and certain foreign securities exchanges. Currently, our Common Shares are traded on a “qualified exchange.” Under applicable Treasury Regulations, PFIC stock traded on a qualified exchange is “regularly traded” on such exchange for any calendar year during which such stock is traded, other than in  de minimis  quantities, on at least 15 days during each calendar quarter. Special rules apply if an election is made after the beginning of the taxpayer’s holding period in PFIC stock.

To the extent available, a mark-to-market election applies to the taxable year in which such mark-to-market election is made and to each subsequent taxable year, unless the Company’s Common Shares cease to be “marketable stock” or the IRS consents to revocation of such election. In addition, a U.S. Holder that has made a Mark-to-Market Election does not include mark-to-market gains, or deduct mark-to-market losses, for years when the Company ceases to be treated as a PFIC.

The mark-to-market rules generally do not appear to prevent the application of the excess distribution rules in respect of stock of any of our subsidiaries in the event that any of our subsidiaries were considered PFICs. Accordingly, if Intellipharmaceutics and any of our subsidiaries were both considered PFICs and a U.S. Holder made a Mark-to-Market Election with respect to its Common Shares, the U.S. Holder may remain subject to the excess distribution rules described above with respect to its indirectly owned shares of subsidiary stock.

U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE POSSIBLE APPLICABILITY OF THE PFIC RULES AND THE AVAILABILITY OF, PROCEDURES FOR MAKING, AND CONSEQUENCES OF A QEF ELECTION OR MARK-TO-MARKET ELECTION WITH RESPECT TO THE COMPANY’S SHARES.

Ownership and Disposition of Shares to the Extent that the PFIC Rules do not Apply

Distributions on Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Shares and thereafter as gain from the sale or exchange of such Shares. (See “Sale or Other Taxable Disposition of Common Shares” below). However, the Company may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should (unless advised to the contrary) therefore assume that any distribution by the Company with respect to the Shares will constitute ordinary dividend income. Dividends received on Shares generally will not be eligible for the “dividends received deduction”. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Shares

Upon the sale or other taxable disposition of Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the U.S. dollar value of cash received plus the fair market value of any property received and such U.S. Holder’s tax basis in such Shares sold or otherwise disposed of. A U.S. Holder’s tax basis in Shares generally will be such Holder’s U.S. dollar cost for such Shares.

Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the Shares have been held for more than one year. The long-term capital gains realized by non-corporate U.S. Holders are generally subject to a lower marginal U.S. federal income tax rate than ordinary income other than qualified dividend income, as defined above. Currently, the maximum rate on long-term capital gains is 20%, although the actual rates may be higher due to the phase out of certain tax deductions, exemptions and credits. However, given the uncertain economic conditions in the United States and the size of the federal deficit, tax rates are subject to change and prospective U.S. Holders should consult their tax advisors. The deductibility of losses may be subject to limitations.

Warrants

Generally, no U.S. federal income tax will be imposed upon the U.S. Holder of a Warrant upon exercise of such Warrant to acquire Stock of the Company. A U.S. Holder’s tax basis in a Warrant will generally be the amount of the purchase price that is allocated to the Warrant. Upon exercise of a Warrant, the tax basis of the new stock would be equal to the sum of the tax basis of the Warrants in the hands of the U.S. Holder plus the exercise price paid, and the holding period of the new stock would begin on the date that the Warrants are exercised. If a Warrant lapses without exercise, the Holder will generally realize a capital loss equal to its tax basis in the Warrant. Prospective U.S. Holders should consult their tax advisors regarding the tax consequences of acquiring, holding and disposing of Warrants.

Additional Considerations

Tax-Exempt Investors

Special considerations apply to U.S. persons that are pension plans and other investors that are subject to tax only on their unrelated business taxable income. Such a tax-exempt investor’s income from an investment in our Shares generally will not be treated as resulting in unrelated business taxable income under current law, so long as such investor’s acquisition of Shares is not debt-financed. Tax-exempt investors should consult their own tax advisors regarding an investment in our Shares.

Additional Tax on Passive Income

For tax years beginning after December 31, 2012, certain individuals, estates and trusts whose income exceeds certain thresholds will generally be required to pay a 3.8% Medicare surtax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified gross income for the taxable year over a certain threshold (which, in the case of individuals, will generally be between U.S.$125,000 and U.S.$250,000 depending on the individual’s circumstances). A U.S. Holder’s “net investment income” may generally include, among other items, certain interest, dividends, gain, and other types of income from investments, minus the allowable deductions that are properly allocable to that gross income or net gain. U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of Shares.

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and generally applies to all foreign taxes paid (whether directly or through withholding) or accrued by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a foreign corporation should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should generally be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty or if an election is properly made under the Code. However, the amount of a distribution with respect to the Shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Payments to Foreign Financial Institutions After 2013.  The Hiring Incentives to Restore Employment Act of March 2010 (the "HIRE Act"), including the Foreign Account Tax Compliance Act (“FATCA”) provisions promulgated thereunder, generally provides that, beginning January 1, 2014, a 30% withholding tax may be imposed on payments of U.S. source income and proceeds from the sale of property that could give rise to U.S. source interest or dividends to certain non-U.S. entities unless such entities enter into an agreement with the IRS to disclose the name, address and taxpayer identification number of certain U.S. persons that own, directly or indirectly, interests in such entities, as well as certain other information relating to such interests.  Holders are encouraged to consult with their own tax advisors regarding the possible implications and obligations of FATCA and the HIRE Act.

Information Reporting

In general, U.S. Holders of Shares are subject to certain information reporting under the Code relating to their purchase and/or ownership of stock of a foreign corporation such as the Company. Failure to comply with these information reporting requirements may result in substantial penalties.

For example, recently enacted legislation generally requires certain individuals who are U.S. Holders to file Form 8938 to report the ownership of specified foreign financial assets if the total value of those assets exceeds an applicable threshold amount (subject to certain exceptions). For these purposes, a specified foreign financial asset includes not only a financial account (as defined for these purposes) maintained by a foreign financial institution, but also any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity, provided that the asset is not held in an account maintained by a financial institution. The minimum applicable threshold amount is generally U.S.$50,000 in the aggregate, but this threshold amount varies depending on whether the individual lives in the U.S., is married, files a joint income tax return with his or her spouse, etc. Certain domestic entities that are U.S. Holders may also be required to file Form 8938 in the near future. U.S. Holders are urged to consult with their tax advisors regarding their reporting obligations, including the requirement to file IRS Form 8938.

In addition, in certain circumstances, a U.S. Holder of Shares who disposes of such Shares in a transaction resulting in the recognition by such Holder of losses in excess of certain significant threshold amounts may be obligated to disclose its participation in such transaction in accordance with the Treasury Regulations governing tax shelters and other potentially tax-motivated transactions or tax shelter regulations. Potential purchasers of Shares should consult their tax advisors concerning any possible disclosure obligation under the tax shelter rules with respect to the disposition of their Shares.

Backup Withholding

Generally, information reporting requirements will apply to distributions on the Company’s Shares or proceeds on the disposition of the Company’s Shares paid within the U.S. (and, in certain cases, outside the U.S.) to U.S. Holders. Such payments will generally be subject to backup withholding tax at the rate of 31% if: (a) a U.S. Holder fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number to the payor (generally on Form W-9), as required by the Code and Treasury Regulations, (b) the IRS notifies the payor that the U.S. Holder’s taxpayer identification number is incorrect, (c) a U.S. Holder is notified by the IRS that it has previously failed to properly report interest and dividend income, or (d) a U.S. Holder fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules.

Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. Each U.S. Holder should consult its own tax advisor regarding the backup withholding rules.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Gowling Lafleur Henderson LLP, counsel to the Company, the following is a general summary of the principal Canadian federal income tax considerations generally applicable under the Tax Act to a purchaser of units offered under this Prospectus who, at all relevant times, and for purposes of the Tax Act (i) is not, and is not deemed to be, resident in Canada (including as a consequence of an applicable tax treaty or convention); (ii) deals at arm’s length with the Company and any transferee resident in Canada (or deemed resident in Canada to whom the holder disposes of the Common Shares comprised in the units, the Warrants or Common Shares acquired on the exercise of the Warrants; (iii) has not made a “functional currency” reporting election under section 261 of the Tax Act; (iv) does not use or hold (and is not deemed to use or hold) any such Common Shares or Warrants in the course of carrying on any business in Canada; (v) is not a “registered non-resident insurer” as defined in the Tax Act; (vi) is not an “authorized foreign bank” as defined in the Tax Act; and (vi) is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-

Resident Holder”).

The term “U.S. Holder,” for the purposes of this summary, means a Non-Resident Holder who, for purposes of the Canada-U.S. Tax Convention, is at all relevant times a resident of the United States and is a “qualifying person” within the meaning of the Canada-U.S. Tax Convention and does not use or hold and is not deemed to use or hold the Common Shares comprised in the Units, the Warrants or Common Shares acquired on the exercise of the Warrants, in connection with carrying on a business in Canada. In some circumstances, U.S. Holders deriving amounts through fiscally transparent entities (including limited liability companies) may be entitled to benefits under the Canada-U.S. Tax Convention. U.S. Holders are urged to consult with their own tax advisors to determine their entitlement to benefits under the Canada-U.S. Tax Convention based on their particular circumstances.

This summary is based on the current provisions of the Tax Act, the regulations thereunder (the “Regulations”), the current provisions of the Canada-U.S. Tax Convention and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) publicly available prior to the date hereof.

This summary also takes into account all specific proposals to amend the Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (collectively, the “Proposed Tax Amendments”). No assurances can be given that the Proposed Tax Amendments will be enacted or will be enacted as proposed. Other than the Proposed Tax Amendments, this summary does not take into account or anticipate any changes in law or the administration policies or assessing practice of CRA, whether by judicial, legislative, governmental or administrative decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from those discussed herein.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Resident Holder and no representations with respect to the income tax consequences to any particular Non-Resident Holder are made. This summary is not exhaustive of all Canadian federal income tax considerations applicable to Non-Resident Holders. Accordingly, Non-Resident Holders should consult their own tax advisors with respect to their own particular circumstances.

Allocation of Purchase Price

The Common Share and the Warrant comprised in each unit are separate properties and accordingly, a Non-Resident Holder will be required to allocate the purchase price paid for each unit between the Common Share and the Warrant on a reasonable basis in order to determine their respective cost to the Non-Resident Holder for purposes of the Tax Act.  The Company believes that it is reasonable to allocate a nominal value of the purchase price of each unit to the Warrant.  However, such allocation will not be binding on the CRA or a holder and counsel expresses no opinion on such allocation.  The Non-Resident Holder’s adjusted cost base of the Common Share comprised in each unit will be determined by averaging the cost allocated to the Common Share with the adjusted cost base to the Non-Resident Holder of all Common Shares, if any, held by the Non-Resident Holder as capital property at the time the unit is acquired.  Similarly, the Non-Resident Holder’s adjusted cost base of the Warrant comprised in each unit will be determined by averaging the cost allocated to the Warrant with the adjusted cost base to the Holder of all such Warrants held by the Holder as capital property.

Currency Conversion

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Common Shares comprised in the Units, the Warrants and Common Shares acquired on the exercise of the Warrants, including interest, dividends, adjusted cost base and proceeds of disposition must be converted into Canadian dollars based on the relevant exchange rate applicable on the effective date (as determined in accordance with the Tax Act) of the related acquisition, disposition or recognition of income.

Exercise or Expiry of Warrants

No gain or loss will be realized by a Non-Resident Holder on the exercise of a Warrant. The cost of a Common Share acquired on the exercise of a Warrant will be the aggregate of the adjusted cost base to the Non-Resident Holder of the Warrant exercised and the exercise price paid for the Common Share under the terms of the Warrant.  The cost of such Common Share will be averaged with the adjusted cost base of all other Common Shares (including those comprised in the Units and those acquired on the exercise of Warrants) held by the Non-Resident Holder as capital property at that time.

Upon expiry of an unexercised Warrant, a Non-Resident Holder generally will realize a capital loss equal to the adjusted cost base thereof to such holder and will not be liable to pay tax under the Tax Act in respect of the disposition upon expiry of the unexercised Warrant.

Dispositions of Warrants and Common Shares

A Non-Resident Holder who disposes of or is deemed to have disposed of a Warrant (other than a disposition arising on the exercise or expiry of a Warrant) will generally realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition in respect of the Warrant exceed (or are exceeded by) the aggregate of the adjusted cost base of the Warrant and any reasonable costs of disposition.

A Non-Resident Holder who disposes of or is deemed to have disposed of a Common Share (whether comprised in a Unit or acquired upon the exercise of a Warrant), will generally realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition in respect of the Common Share exceed (or are exceeded by) the aggregate of the Holder’s adjusted cost base thereof and any reasonable costs of disposition

Taxation of Capital Gains and Losses

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of Common Shares or Warrants, unless such Common Shares or Warrants constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.

Provided that the Common Shares are listed on a designated stock exchange at the time of the disposition (which currently includes the TSX and the NASDAQ), the Common Shares and the Warrants generally will not constitute taxable Canadian property of a Non-Resident Holder, unless at any time during the 60-month period immediately preceding the disposition: (i) the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm’s length, or the Non-Resident Holder together with all such persons, owned or was considered to own 25% or more of the issued shares of any class or series of shares of the capital stock of the Company, and, at that time, (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly, from one or any combination of real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), and options in respect of or interests in, or for civil law rights in, any such properties (whether or not such property exists).

If the Common Shares are not listed on a designated stock exchange at the time of the disposition, the Commons Share and the Warrants generally will not constitute taxable Canadian property of a Non-Resident Holder unless at any time during the 60 month period immediately preceding the disposition, more than 50% of the fair market value of the Share was derived directly or indirectly, from one or any combination of real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), and options in respect of or interests in, or for civil law rights in, any such properties (whether or not such property exists).

Even if the Common Shares or Warrants were considered to be taxable Canadian property to a Non-Resident Holder, any capital gain realized on the disposition or deemed disposition of such Common Shares or Warrants may be exempt from Canadian federal income tax pursuant to the terms of an applicable income tax treaty or convention between Canada and the country of residence of such Non-Resident Holder.

Generally, if (i) a Common Share or Warrant constitutes taxable Canadian property to a Non-Resident Holder at the time of its disposition; and (ii) any capital gain realized by the Non-Resident Holder on the disposition is not exempt from tax by virtue of an applicable income tax treaty or convention, the Non-Resident Holder would be required to include one-half of the capital gain (a “taxable capital gain”) in income for the year under the Tax Act.  Subject to and in accordance with the provisions of the Tax Act, one-half of any capital loss realized by a Non-Resident Holder in a taxation year (an “allowable capital loss”) may be deducted from any taxable capital gains realized by the Non-Resident Holder in the year from the disposition of taxable Canadian property.  If allowable capital losses for a year exceed taxable capital gains from the disposition of taxable Canadian property, the excess may be carried back and deducted in any of the three preceding taxation years against net taxable capital gains or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years from the disposition of taxable Canadian property to the extent and in the circumstances prescribed in the Tax Act.

Dividends on Common Shares

Under the Tax Act, dividends paid or credited (or deemed to be paid or credited) on the Common Shares to a Non-Resident Holder will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividends. This withholding tax may be reduced pursuant to the terms of an applicable income tax treaty or convention between Canada and the country of residence of a Non-Resident Holder. Under the Canada-U.S. Tax Convention, a Non-Resident Holder that is a U.S. Holder will generally be subject to Canadian withholding tax at a rate of 15% of the amount of such dividends. In addition, under the Canada-U.S. Tax Convention, dividends may be exempt from such Canadian withholding tax if paid to certain U.S. Holders that are qualifying religious, scientific, literary, educational or charitable tax-exempt organizations or qualifying trusts, companies, organizations or arrangements operated exclusively to administer or provide pension, retirement or employee benefits that are exempt from tax in the United States and that have complied with specific administrative procedures.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the estimated expenses, other than any placement agent fees, to be incurred in connection with the distribution of approximately $3,121,800 of units under this prospectus supplement.

SEC registration and Canadian securities regulatory fees	$2,000	(1)
NASDAQ and TSX listing expenses	15,276
Printing expenses	5,000
Legal fees and expenses	152,000
Accountants’ fees and expenses	32,100
Placement agent expenses	35,000
Miscellaneous	13,624
Total	$255,000

(1)           SEC registration and Canadian securities regulatory fees in the amount of approximately $24,000 were paid by us upon filing the registration statement of which this prospectus supplement forms a part, and $4,000 was applied to the Company’s registered direct common share offering of 1,818,182 common shares completed in March 2012. The remaining amount of SEC registration and Canadian securities regulatory fees may be applied to additional offerings of securities by us up the maximum amount of securities registered under the registration statement.

PLAN OF DISTRIBUTION

Roth Capital Partners, LLC, Brean Capital, LLC and Maxim Group, LLC, which we refer to as the placement agents, have agreed to act as the exclusive placement agents in connection with this offering subject to the terms and conditions of a placement agent agreement, dated March 19, 2013. The placement agents may engage selected dealers to assist in the placement of the units. The placement agents are not purchasing or selling any units offered by this prospectus supplement and the accompanying prospectus, nor are they required to arrange the purchase or sale of any specific number or dollar amount of the units, but have agreed to use their commercially reasonable “best efforts” to arrange for the sale of all of the units offered hereby. We will enter into subscription agreements directly with investors in connection with this offering, and we may not sell the entire amount of units offered pursuant to this prospectus supplement and the accompanying prospectus. The price per common share has been determined based upon arm’s-length negotiations between the purchasers and us.

The placement agents propose to arrange for the sale to one or more purchasers of the units offered pursuant to this prospectus supplement and the accompanying prospectus through direct subscription agreements between the purchasers and us.

Commissions and Expenses

We have agreed to pay the placement agents aggregate cash placement fees equal to six percent of the gross proceeds in this offering.

The following table shows the per unit and total cash placement agent fees we will pay to the placement agents in connection with the sale of the units offered pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the units offered hereby:

Per unit                               $0.10

Total                                   $187,308

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above. We have also agreed to reimburse the placement agents for their out-of-pocket expenses in an aggregate amount not to exceed $35,000. In accordance with the rules and regulations of the Financial Industry Regulatory Authority, Inc., or FINRA, in no event may the maximum compensation payable to FINRA members and independent broker-dealers exceed 8.0% of the gross proceeds of this offering.

Our obligation to issue and sell units to the purchasers is subject to the conditions set forth in the subscription agreements, which may be waived by us at our discretion. A purchaser’s obligation to purchase units is subject to the conditions set forth in his or her subscription agreement as well, which may also be waived.

We currently anticipate that the sale of the units will be completed on or about March 22, 2013. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees, will be approximately $255,000, which includes legal and printing costs, various other fees and reimbursement of the placement agents’ expenses. At the closing, The Depository Trust Company will credit the units to the respective accounts of the investors. We will mail warrants directly to the investors at the respective addresses set forth in their subscription agreement with us.

Indemnification

We have agreed to indemnify the placement agents against liabilities under the Securities Act. We have also agreed to contribute to payments the placement agents may be required to make in respect of such liabilities.

Lock-up Agreements

We and our officers and directors have agreed, subject to certain exceptions, for a period of 30 days after the date of this prospectus supplement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly, any common shares or any securities convertible into or exchangeable for our common shares either owned as of the date hereof or thereafter acquired (in our case only at a price less than the public offering price set forth on the cover page of this prospectus supplement) without the prior written consent of the placement agents. This 30-day period may be extended if (1) during the last 17 days of the 30-day period, we issue an earnings release or material news or a material event regarding us occurs or (2) prior to the expiration of the 30-day period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 30-day period, then the period of such extension will be 18-days, beginning on the issuance of the earnings release or the occurrence of the material news or material event. If after any announcement described in clause (2) of the preceding sentence, we announce that we will not release earnings results during the 16-day period, the lock-up period shall expire the later of the expiration of the 30-day period and the end of any extension of such period made pursuant to clause (1) of the preceding sentence. The placement agents may, in their sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agents, or by an affiliate. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the placement agents’ respective websites and any information contained in any other websites maintained by the placement agents are not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agents, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agent agreement and subscription agreements. A copy of the placement agent agreement and the form of subscription agreement with the investors are included as exhibits to our report of foreign private issuer on Form 6-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-24.

Regulation M Restrictions

The placement agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the units sold by them while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agents would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of units by the placement agents acting as principals. Under these rules and regulations, the placement agents:

•	must not engage in any stabilization activity in connection with our securities; and

•
must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Passive Market Making

In connection with this offering, the placement agents and any selling group members may engage in passive market making transactions in our common shares on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the

Exchange Act during a period before the commencement of offers or sales of the common shares included in the units and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Affiliations

The placement agents and their affiliates may provide various investment banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of their businesses, the placement agents and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the placement agents and their affiliates may at any time hold long or short positions in such securities or loans.

NOTICE TO INVESTORS

Notice to Investors in the United Kingdom

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any such securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	by the placement agents to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d)
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of these securities shall result in a requirement for the publication by the issuer or the placement agents of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any such securities to be offered so as to enable an investor to decide to purchase any such securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The placement agents have represented, warranted and agreed that:

(a)
they have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, or the FSMA, received by them in connection with the issue or sale of any of the securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)
they have complied with and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to the securities in, from or otherwise involving the United Kingdom.

 European Economic Area

In particular, this document does not constitute an approved prospectus in accordance with European Commission’s Regulation on Prospectuses no. 809/2004 and no such prospectus is to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (being the Directive of the European Parliament and of the Council 2003/71/EC and including any relevant implementing measure in each Relevant Member State) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in the last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. For these purposes the units offered hereby are “securities.”

LEGAL MATTERS

The legality of the securities offered hereby has been passed on for us by John Allport. Mr. Allport currently holds the positions of Vice-President, Legal Affairs and Licensing, Director of the Company and acting general counsel. Certain legal matters relating to the offering of securities hereunder will be passed upon on behalf of the Company by Gowling Lafleur Henderson LLP with respect to Canadian legal matters. Lowenstein Sandler LLP, New York, New York, is acting as counsel for the placement agents in connection with this offering.

EXPERTS

Our consolidated financial statements, appearing in our Annual Report on Form 20-F, which is incorporated by reference in this prospectus supplement, have been audited by Deloitte LLP, a firm of independent registered chartered accountants, as stated in their report, which is incorporated in this prospectus supplement by reference.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the securities commissions and similar regulatory authorities in each of the provinces and territories of Canada. These reports and information are available to the public free of charge on SEDAR at www.sedar.com.

We have filed with the SEC a registration statement on Form F-3 relating to the securities offered hereby. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, do not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included in this prospectus supplement and the accompanying prospectus or incorporated herein by reference about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance investors should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Copies of the documents incorporated herein by reference may be obtained on request, orally or in writing, without charge, from Shameze Rampertab, Chief Financial Officer, at 30 Worcester Road, Toronto, Ontario M9W 5X2, (416) 798-3001.

We are subject to the information requirements of the Exchange Act relating to foreign private issuers and applicable Canadian securities legislation and, in accordance therewith, file reports and other information with the SEC and with the securities regulatory authorities in Canada. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

Investors may read any document that we have filed with the SEC at the SEC’s public reference room in Washington, D.C. Investors may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549

by paying a fee. Investors should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms. Investors may read and download some of the documents we have filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov. Readers should rely only on information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide the reader with different information. We are not making an offer of the securities offered hereby in any jurisdiction where the offer is not permitted.

Readers should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus, as applicable, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this prospectus supplement and the accompanying prospectus and the documents incorporated herein or therein by reference are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

INFORMATION INCORPORATED BY REFERENCE

Information has been incorporated by reference in this prospectus supplement and the accompanying prospectus from documents filed with securities commissions or similar authorities in each of the provinces and territories of Canada and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from our Chief Financial Officer at 30 Worcester Road, Toronto, Ontario, Canada, M9W 5X2, telephone (416) 798-3001. These documents are also available through the Internet on SEDAR, which can be accessed online at www.sedar.com, and on the SEC’s Electronic Data Gathering and Retrieval System at www.sec.gov. The following documents, filed or furnished by us with the various securities commissions or similar authorities in the provinces and territories of Canada and the SEC, as applicable, are specifically incorporated by reference into and form an integral part of this prospectus supplement and the accompanying prospectus:

(a)
our annual report on Form 20-F  for the fiscal year ended November 30, 2012, which was filed with the SEC on January 31, 2013, as amended by our Form 20-F/A (Amendment No.1) which was filed with the SEC on February 1,2013, including our audited consolidated balance sheets as at November 30, 2012 and 2011, and the consolidated statements of operations and comprehensive loss, shareholders’ equity (deficiency), and cash flows for each of the years;

(b)
our management proxy circular dated February 27, 2012 for the annual meeting of shareholders to be held on March 28, 2013, which was included as part of Exhibit 99.2 to our report on Form 6-K furnished to the SEC on March 8, 2013; and

(c)	our reports on Form 6-K furnished to the SEC on March 14, 2013 and March 19, 2013.

In addition, this prospectus supplement and the accompanying prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K filed by us pursuant to the Exchange Act prior to the termination of the offering made by this prospectus supplement and the accompanying prospectus. We may incorporate by reference into this prospectus supplement and the accompanying prospectus any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this prospectus supplement and the accompanying prospectus form a part and before the date of termination of this offering. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us and the readers should review all information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated or deemed to be incorporated herein or therein by reference.

Upon a new annual information form or annual report on Form 20-F and related annual consolidated financial statements being filed by us with the applicable securities regulatory authorities during the duration that this prospectus supplement and the accompanying prospectus is effective, the previous annual information form or annual report on Form 20-F, the previous annual consolidated financial statements and all interim consolidated financial statements, and in each case the accompanying management’s discussion and analysis, information circulars (to the extent the disclosure is inconsistent) and material change reports filed prior to the commencement of the financial year of the Company in which the new annual information form or annual report on Form 20-F is filed shall be deemed no longer to be incorporated into this prospectus supplement and the accompanying prospectus for purposes of future offers and sales of securities under this prospectus supplement and the accompanying prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by us with the applicable securities regulatory authorities during the duration that this prospectus supplement and the accompanying prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this prospectus supplement and the accompanying prospectus for purposes of future offers and sales of securities under this prospectus supplement and the accompanying prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement and the accompanying prospectus, to the extent that a statement contained herein, or therein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this prospectus supplement or accompanying prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	December 22, 2011

INTELLIPHARMACEUTICS INTERNATIONAL INC.
Common Shares
Preference Shares
Warrants
Subscription Receipts
Units
U.S.$30,000,000

Intellipharmaceutics International Inc. (the “Company”, “Intellipharmaceutics”, “we”, “us” or “our”  ) may offer and issue from time to time common shares of the Company (“Common Shares”), preference shares of the Company (“Preference Shares”), warrants to purchase Common Shares or Preference Shares (“Warrants”), subscription receipts (“Subscription Receipts”) and/or units comprised of one or more of the foregoing (“Units” and together with the Common Shares, Preference Shares, Warrants and Subscription Receipts, the “Securities”) or any combination thereof for up to an aggregate initial offering price of U.S.$30,000,000 (or the equivalent thereof in other currencies) during the 25-month period that this short form base shelf prospectus (the “Prospectus”), including any amendments hereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (a “Prospectus Supplement”).

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable (i) in the case of Common Shares, the number of Common Shares offered, the offering price, whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares being offered, (ii) in the case of Preference Shares, the number of Preference Shares offered, the designation of a particular class or series, if applicable, the offering price, whether the Preference Shares are being offered for cash, the dividend rate, if any, any terms for redemption or retraction, any conversion rights, and any other terms specific to the Preference Shares being offered, (iii) in the case of Warrants, the offering price, whether the Warrants are being offered for cash, the designation, the number and the terms of the Common Shares or Preference Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise and any other terms specific to the Warrants being offered, (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, whether the Subscription Receipts are being offered for cash, the procedures for the exchange of the Subscription Receipts for Common Shares, Preference Shares or Warrants, as the case may be, and any other terms specific to the Subscription Receipts being offered and (v) in the case of Units, the number of Units offered, the offering price, and any other terms specific to the Units being offered. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

All shelf information permitted under applicable law to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions. The Company may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers, or agents involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds to the Company and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

The outstanding Common Shares are listed on the Toronto Stock Exchange (the “TSX”) and quoted for trading on The NASDAQ Capital Market under the symbols “I” and “IPCI”, respectively. Unless otherwise specified in the applicable Prospectus Supplement, no Securities, other than Common Shares, will be listed on any securities exchange.

The aggregate market value of our outstanding Common Shares held by non-affiliates is U.S.$28,652,529 based on 15,908,444 shares outstanding as of December 21, 2011, of which 9,745,758 shares are held by non-affiliates, at a per share price of U.S.$2.94 based on the closing sale price of our Common Shares on December 21, 2011. In addition, as of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this Prospectus.

The Company’s registered office and head office is located at 30 Worcester Road, Toronto, Ontario, Canada, M9W 5X2.

We are a foreign private issuer under United States (“U.S.”) securities laws. The financial statements incorporated herein by reference have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The offering price of the securities being distributed under this Prospectus will be stated in U.S. dollars.

Purchasers of the Securities should be aware that the acquisition of the Securities may have tax consequences both in the United States and in Canada. Such consequences for purchasers who are resident in, or citizens of, the United States or who are resident in Canada may not be described fully herein or in any applicable Prospectus Supplement. Purchasers of the Securities should read any applicable tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of Canada, that all of its officers and directors are residents of Canada, that some or all of the experts named in the registration statement are residents of a foreign country, and that a substantial portion of the assets of the Company and said persons are located outside the United States.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION OR CANADIAN SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Investing in the securities involves certain risks. See “risk factors” beginning on page 7 of this prospectus. Prospective purchasers of the securities should carefully consider all the information in this prospectus and in the documents incorporated by reference in this prospectus.

You should rely only on the information contained in or incorporated by reference into this Prospectus or any Prospectus Supplement. References to this “Prospectus” include documents incorporated by reference therein. See “Documents Incorporated by Reference” at page 5 of this Prospectus. The information in or incorporated by reference into this Prospectus is current only as of its date. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to offer these securities.

Any reference in this Prospectus or any Prospectus Supplement to our “products” includes a reference to our product candidates and future products we may develop.

TRADEMARKS

Hypermatrix™, Drug Delivery Engine™, IntelliFoam™, IntelliGITransporter™, IntelliMatrix™, IntelliOsmotics™, IntelliPaste™, IntelliPellets™, IntelliShuttle™ and Rexista™ are trademarks of Intellipharmaceutics and its wholly-owned subsidiaries. These trademarks are important to our business. Although we may have omitted the “TM” trademark designation for such trademarks in this Prospectus, all rights to such trademarks are nevertheless reserved. Unless otherwise noted, other trademarks used in this Prospectus or in any Prospectus Supplement are the property of their respective holders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

Certain statements included and incorporated by reference in this Prospectus constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and/or “forward-looking information” under the Securities Act (Ontario). These statements include, without limitation, statements express or implied regarding the Company’s plans and milestones, status of developments or expenditures relating to our business, plans to fund our current activities, statements concerning our partnering activities, health regulatory submissions, strategy, future operations, future financial position, future revenues and projected costs. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, “continue”, “intends”, “could”, or the negative of such terms or other comparable terminology. We made a number of assumptions in the preparation of these forward-looking statements. You should not place undue reliance on our forward looking statements, which are subject to a multitude of known and unknown risks and uncertainties that could cause actual results, future circumstances or events to differ materially from those stated or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, securing and maintaining corporate alliances, the need for additional capital and the effect of capital market conditions and other factors, including the current status of our programs, capital availability, the potential dilutive effects of any financing, the timing of our programs to research, develop and commercialize our products, the timing, costs and uncertainties regarding obtaining regulatory approvals to market our product candidates, our estimates regarding our capital requirements and future revenues, the timing and amount of investment tax credits, and other risks and uncertainties detailed from time to time in our public disclosure documents or other filings with the securities commissions or other securities regulatory bodies in Canada and the U.S.

Forward-looking information involves known and unknown risks, uncertainties and other factors that could cause actual results to differ materially. Such factors include, but are not limited to, the timing of our programs to research, develop and commercialize our product candidates; the timing and costs of obtaining regulatory approvals; the benefits of our drug delivery technologies and product candidates as compared to others; the scope of protection provided by intellectual property for our drug delivery technologies and product candidates; our estimates regarding our capital requirements and future revenues and profitability; our estimates of the size of the potential markets for our product candidates; our selection and licensing of product candidates; the benefits to be derived from collaborative efforts with distributors; sources of revenues and anticipated revenues, including contributions from distributors and collaborators, product sales, license agreements and other collaborative efforts for the development and commercialization of product candidates; the rate and degree of market acceptance of our products; the timing and amount of reimbursement of our products; the success and pricing of other competing therapies that may become available; the manufacturing capacity of third-party manufacturers that we may use for our products; and other risk factors discussed from time to time in our reports, public disclosure documents and other filings with the securities commissions in Canada and the United States. Additional risks and uncertainties relating to the Company and our business can be found in the “Risk Factors” section of this Prospectus and any applicable Prospectus Supplement, as well as in our other public filings incorporated by reference herein. The forward-looking statements are made as of the date hereof, and we disclaim any intention and have no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

AVAILABLE INFORMATION

The Company files reports and other information with the securities commissions and similar regulatory authorities in each of the provinces and territories of Canada. These reports and information are available to the public free of charge on SEDAR at www.sedar.com.

The Company has filed with the SEC a registration statement on Form F-3 relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included in this Prospectus or incorporated herein by reference about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance investors should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Copies of the documents incorporated herein by reference may be obtained on request, orally or in writing, without charge, from Shameze Rampertab, Chief Financial Officer, at 30 Worcester Road, Toronto, Ontario M9W 5X2, (416) 798-3001.

The Company is subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), relating to foreign private issuers and applicable Canadian securities legislation and, in accordance therewith, files reports and other information with the SEC and with the securities regulatory authorities in Canada. As a foreign private issuer, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Company is not required to publish financial statements as promptly as U.S. companies.

Investors may read any document that the Company has filed with the SEC at the SEC’s public reference room in Washington, D.C. Investors may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee. Investors should call the SEC at 1-800- SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms. Investors may read and download some of the documents the Company has filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov.

Readers should rely only on information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Company has not authorized anyone to provide the reader with different information. The Company is not making an offer of the Securities in any jurisdiction where the offer is not permitted. Readers should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus and the documents incorporated herein by reference are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Company may have changed since those dates.

FINANCIAL INFORMATION

The financial statements of the Company incorporated herein by reference and in any Prospectus Supplement are reported in United States dollars and have been prepared in accordance with U.S. GAAP. References to “$” or “dollars” are to U.S. dollars, unless otherwise indicated.

EXCHANGE RATE INFORMATION

The following table sets out the high and low rates of exchange for one U.S. dollar expressed in Canadian dollars in effect at the end of each of the following periods; the average rate of exchange for those periods; and the rate of exchange in effect at the end of each of those periods, each based on the noon rate published by the Bank of Canada.

	Nine months ended September 30, 2011	Years ended December 31,
		2010	2009	2008
High	$C1.0389	$C1.0778	$C1.3000	$C1.2969
Low	$C0.9449	$C0.9946	$C1.0292	$C0.9719
Average for the Period	$C0.9781	$C1.0299	$C1.1420	$C1.0660
End of Period	$C1.0389	$C0.9946	$C1.0466	$C1.2246

On December 21, 2011, the noon spot rate for Canadian dollars in terms of the United States dollar, as reported by the Bank of Canada, was U.S.$1.00=C$1.0286 or C$1.00=U.S.$0.9722.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in each of the provinces and territories of Canada and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of the Company at 30 Worcester Road, Toronto, Ontario, Canada, M9W 5X2, telephone (416) 798-3001. These documents are also available through the Internet on SEDAR, which can be accessed online at www.sedar.com, and on the SEC’s Electronic Data Gathering and Retrieval System at www.sec.gov.

The following documents, filed or furnished by the Company with the various securities commissions or similar authorities in the provinces and territories of Canada and the SEC, as applicable, are specifically incorporated by reference into and form an integral part of this Prospectus:

(a)	our annual information form dated February 28, 2011 for the fiscal year ended November 30, 2010, which was included as Exhibit 99.2 to the Report on Form 6-K furnished to the SEC on March 1, 2011;

(b)
our annual report on Form 20-F for the fiscal year ended November 30, 2010, filed with the SEC on May 31, 2011, which includes our audited consolidated balance sheets as of November 30, 2010 and 2009, and the related consolidated statements of operations and comprehensive loss, shareholders’ equity (deficiency), and cash flows for the year ended November 30, 2010, the 11 month period ended November 30, 2009 and the year ended December 31, 2008 and the notes thereto; and Management’s Discussion and Analysis of Financial Condition and Results of Operations for such periods, which was included as Exhibit 99.1 to the Report on Form 6-K furnished to the SEC on March 1, 2011;

(c)
our condensed unaudited interim consolidated balance sheets as of August 31, 2011 and November 30, 2010, and the related consolidated statements of operations and comprehensive income (loss), shareholders’ equity (deficiency), and cash flows for the three and nine months ended August 31, 2011 and 2010 and the notes thereto, which were included as Exhibit 99.2 to the Report on Form 6-K furnished to the SEC on October 7, 2011, together with the Management’s Discussion and Analysis of Financial Condition and Results of Operations for such periods, which was included as Exhibit 99.1 to the Report on Form 6-K furnished to the SEC on October 7, 2011;

(d)
our material change report dated January 31, 2011 in connection with the purchase agreement commitment from institutional investors to provide us with approximately U.S.$12,000,000 in gross proceeds through the sale of Common Shares and Warrants, which was included as Exhibit 99.1 to the Report on Form 6-K furnished to the SEC on January 31, 2011;

(e)
our management information circular dated April 21, 2011 for the annual meeting of shareholders held on May 19, 2011, which was included as Exhibit 99.2 to the Report on Form 6-K furnished to the SEC on April 28, 2011; and

(f)	our reports on Form 6-K furnished to the SEC on June 21, 2011, July 6, 2011, August 18, 2011, October 7, 2011, October 31, 2011 and November 15, 2011.

In addition, this Prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K filed by the Company pursuant to the U.S. Exchange Act prior to the termination of the offering made by this Prospectus. We may incorporate by reference into this Prospectus any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this Prospectus forms a part and before the date of termination of this offering. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this Prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and the readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

Upon a new annual information form or annual report on Form 20-F and related annual consolidated financial statements being filed by the Company with the applicable securities regulatory authorities during the duration that this Prospectus is effective, the previous annual information form or annual report on Form 20-F, the previous annual consolidated financial statements and all interim consolidated financial statements, and in each case the accompanying management’s discussion and analysis, information circulars (to the extent the disclosure is inconsistent) and material change reports filed prior to the commencement of the financial year of the Company in which the new annual information form or annual report on Form 20-F is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by the Company with the applicable securities regulatory authorities during the duration that this Prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the offering of the Securities covered by that Prospectus Supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

RISK FACTORS

Prospective purchasers of Securities should carefully consider the risk factors contained in and incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference) and those described in a Prospectus Supplement relating to a specific offering of Securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our Securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

Prospects for companies in the pharmaceutical industry generally may be regarded as uncertain given the research and development nature of the industry and uncertainty regarding the prospects of successfully commercializing product candidates and, accordingly, investments in companies such as ours should be regarded as very speculative. An investor should carefully consider the risks and uncertainties described below, as well as other information contained or incorporated by reference in this Prospectus or in any applicable Prospectus Supplement. If any one or more of the following risks, or those contained in any document incorporated by reference in this Prospectus or in any applicable Prospectus Supplement, occur, our business, financial condition and results of operations could be seriously harmed. Further, if we fail to meet the expectations of the public market in any given period, the market price of our Common Shares could decline. If any of the following risks actually occurs, our business, operating results, or financial condition could be materially adversely affected.

Risks Related to our Company

Our business is capital intensive and requires significant investment to conduct research and development, clinical and regulatory activities necessary to bring our products to market, which capital may not be available in amounts or on terms acceptable to us, if at all.

Our business requires substantial capital investment in order to conduct the research and development, clinical and regulatory activities necessary to bring our products to market and to establish commercial manufacturing, marketing and sales capabilities. As of August 31, 2011, our cash balance was U.S.$7.1 million. In order for us to continue operations at existing levels, we expect that over the next twelve months we will require significant additional capital. While we expect to satisfy our operating cash requirements over the next twelve months from cash on hand, collection of anticipated revenues resulting from future commercialization activities, development agreements or marketing license agreements, through managing operating expense levels, equity and/or debt financings, and/or strategic partners funding some or all costs of development, there can be no assurance that we will be able to obtain any such capital on terms or in amounts sufficient to meet our needs or at all. The availability of financing will be affected by, among other things, the results of our research and development, our ability to obtain regulatory approvals, the market acceptance of our products, the state of the capital markets generally, strategic alliance agreements, and other relevant commercial considerations. In addition, if we raise additional funds by issuing equity securities, our then existing security holders will likely experience dilution, and the incurring of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. In the event that we do not obtain additional capital over the next twelve months, there may be doubt about our ability to continue as a going concern and realize our assets and pay our liabilities as they become due. Any failure by us to raise additional funds on terms favorable to us, or at all, may require us to significantly change or curtail our current or planned operations in order to conserve cash until such time, if ever, that sufficient proceeds from operations are generated, and could result in our not taking advantage of business opportunities, in the termination or delay of clinical trials for one or more of our product candidates, in curtailment of our product development programs designed to identify new product candidates, in the sale or assignment of rights to our technologies, products or product candidates, and/or our inability to file abbreviated new drug applications (“ANDAs”) or New Drug Applications (“NDAs”) at all or in time to competitively market our products or product candidates.

Delays, suspensions and terminations in pre-clinical studies and clinical trials could result in increased costs to us and delay our ability to generate product revenues.

The commencement of clinical trials can be delayed for a variety of reasons, including delays in:

•	demonstrating sufficient safety and efficacy to obtain regulatory approval to commence a clinical trial;

•	reaching agreement on acceptable terms with prospective contract research organizations and clinical trial sites;

•	manufacturing sufficient quantities of a drug candidate;

•	obtaining institutional review board approval to conduct a clinical trial at a prospective clinical trial site; and

•	patient enrollment.

Once a clinical trial has begun, it may be delayed, suspended or terminated due to a number of factors, including:

•	the number of patients that participate in the trial;

•	the length of time required to enroll suitable subjects;

•	the duration of patient follow-up;

•	the number of clinical sites included in the trial;

•	changes in regulatory requirements or regulatory delays or clinical holds requiring suspension or termination of the trials;

•	delays, suspensions or termination of clinical trials due to the institutional review board overseeing the study at a particular site;

•	failure to conduct clinical trials in accordance with regulatory requirements;

•	unforeseen safety issues, including serious adverse events or side effects experienced by participants; and

•	inability to manufacture, through third party manufacturers, adequate supplies of the product candidate being tested.

Based on results at any stage of product development, we may decide to repeat or redesign pre-clinical studies or clinical trials, conduct entirely new studies or discontinue development of products for one or all indications. In addition, our products may not demonstrate sufficient safety and efficacy in pending or any future pre-clinical testing or clinical trials to obtain the requisite regulatory approvals. Even if such approvals are obtained for our products, they may not be accepted in the market as a viable alternative to other products already approved or pending approvals.

If we experience delays, suspensions or terminations in a pre-clinical study or clinical trial, the commercial prospects for our products will be harmed, and our ability to generate product revenues will be delayed or we may never be able to generate such revenues.

We have a history of operating losses, which may continue in the foreseeable future.

We have incurred net losses from inception through August 31, 2011 and have an accumulated deficit of U.S.$22.7 million as of such date. As we engage in the development of products in our pipeline, we will continue to incur further losses. There can be no assurance that we will ever be able to achieve or sustain profitability or positive cash flow. Our ultimate success will depend on whether our drug formulations receive the approval of the U.S. Food and Drug Administration (“FDA”) or other applicable regulatory agencies and we are able to successfully market approved products. We cannot be certain that we will be able to receive FDA approval for any of our drug formulations, or that we will reach the level of sales and revenues necessary to achieve and sustain profitability.

Loss of key scientists and failure to attract qualified personnel could limit our growth and negatively impact our operations.

We are dependent upon the scientific expertise of Dr. Isa Odidi, our Chairman and Chief Executive Officer, and Dr. Amina Odidi, our President and Chief Operating Officer. Although we employ other qualified scientists, Drs. Isa and Amina Odidi are our only employees with the knowledge and experience necessary for us to continue development of controlled-release products. We do not maintain key-person life insurance on any of our officers or employees. Although we have employment agreements with key members of our management team, each of our employees may terminate his or her employment at any time. The success of our business depends, in large part, on our continued ability to attract and retain highly qualified management, scientific, manufacturing and sales and marketing personnel, on our ability to successfully integrate many new employees, and on our ability to develop and maintain important relationships with leading research and medical institutions and key distributors. If we lose the services of our executive officers or other qualified personnel or are unable to attract and retain qualified individuals to fill these roles or develop key relationships, our business, financial condition and results of operations could be materially adversely affected.

Our intellectual property may not provide meaningful protection for our product candidates.

We hold certain U.S., Canadian and foreign patents and have pending applications for additional patents outstanding. We intend to continue to seek patent protection for, or maintain as trade secrets, all of our commercially promising drug delivery platforms and technologies. Our success depends, in part, on our and our collaborative partners’ ability to obtain and maintain patent protection for new product candidates, maintain trade secret protection and operate without infringing the proprietary rights of third parties. Without patent and other similar protection, other companies could offer substantially identical products without incurring sizeable development costs, which could diminish our ability to recover expenses of and realize profits on our developed products. If our  pending patent applications are not approved, or if we are unable to obtain patents for additional developed technologies, the future protection for our technologies will remain uncertain. Furthermore, third parties may independently develop similar or alternative technologies, duplicate some or all of our technologies, design around our patented technologies or challenge our issued patents. Such third parties may have filed patent applications, or hold issued patents, relating to products or processes competitive with those we are developing or otherwise restricting our ability to do business in a particular area. If we are unable to obtain patents or otherwise protect our trade secrets or other intellectual property and operate without infringing on the proprietary rights of others, our business, financial condition and results of operations could be materially adversely affected.

We may be subject to intellectual property claims that could be costly and could disrupt our business.

Third parties may claim we have infringed their patents, trademarks, copyrights or other rights. We may be unsuccessful in defending against such claims, which could result in the inability to protect our intellectual property rights or in substantial damages, fines or other penalties. The resolution of a claim could also require us to change how we do business or enter into burdensome royalty or license agreements. Insurance coverage may not be adequate to cover every claim that third parties could assert against us. Even unsuccessful claims could result in significant legal fees and other expenses, diversion of management’s time and disruptions in our business. Any of these claims could also harm our reputation.

We rely on maintaining as trade secrets our competitively sensitive know-how and other information. Intentional or unintentional disclosure of this information could impair our competitive position.

As to many technical aspects of our business, we have concluded that competitively sensitive information is either not patentable or that for competitive reasons it is not commercially advantageous to seek patent protection. In these circumstances, we seek to protect this know-how and other proprietary information by maintaining it in confidence as a trade secret. To maintain the confidentiality of our trade secrets, we generally enter into agreements that contain confidentiality provisions with our employees, consultants, collaborators, contract manufacturers and advisors upon commencement of their relationships with us. These provisions generally require that all confidential information developed by the individual or made known to the individual by us during the course of the individual’s relationship with us be kept confidential and not disclosed to third parties. We may not have these arrangements in place in all circumstances, and the confidentiality provisions in our favor may be breached. We may not become aware of, or have adequate remedies in the event of, any such breach. In addition, in some situations, the confidentiality provisions in our favor may conflict with, or be subject to, the rights of third parties with whom our employees, consultants, collaborators, contract manufacturers or advisors have previous employment or consulting relationships. To the extent that our employees, consultants, collaborators, contract manufacturers or advisors use trade secrets or know-how owned by others in their work for us, disputes may arise as to the ownership of relative inventions. Also, others may independently develop substantially equivalent trade secrets, processes and know-how, and competitors may be able to use this information to develop products that compete with our products, which could adversely impact our business. The disclosure of our trade secrets could impair our competitive position. Adequate remedies may not exist in the event of unauthorized use or disclosure of our confidential information.

We operate in a highly litigious environment.

From time to time, we are subject to legal proceedings. As of the date of this Prospectus, the Company is not aware of any material litigation pending or threatened against us other than as described under “Contingencies and Litigation” in our Form 6-K filed on October 7, 2011. Litigation to which we are, or may be, subject could relate to, among other things, our patent and other intellectual property rights or such rights of others, business or licensing arrangements with other persons, product liability or financing activities. Such litigation could include an injunction against the manufacture or sale of one or more of our products or potential products or a significant monetary judgment, including a possible punitive damages award, or a judgment that certain of our patent or other intellectual property rights are invalid or unenforceable or infringe the intellectual property rights of others. If such litigation is commenced, our business, results of operations, financial condition and cash flows could be materially adversely affected.

We cannot ensure the availability of raw materials.

Certain raw materials necessary for the development and subsequent commercial manufacture of our product candidates may be proprietary products of other companies. While we attempt to manage the risk associated with such proprietary raw materials, if our efforts fail, or if there is a material shortage, contamination, and/or recall of such materials, the resulting scarcity could adversely affect our ability to develop or manufacture our product candidates. In addition, many third party suppliers are subject to governmental regulation and, accordingly, we are dependent on the regulatory compliance of, as well as on the strength, enforceability and terms of our various contracts with, these third party suppliers.

Further, the FDA requires identification of raw material suppliers in applications for approval of drug products. If raw materials are unavailable from a specified supplier, the supplier does not give us access to its technical information for our application or the supplier is not in compliance with FDA or other applicable requirements, FDA approval of the supplier could delay the manufacture of the drug involved. Any inability to obtain raw materials on a timely basis, or any significant price increases which cannot be passed on to customers, could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Our product candidates may not be successfully developed or commercialized.

Successful development of our products is highly uncertain and is dependent on numerous factors, many of which are beyond our control. Products that appear promising in research or early phases of development may fail to reach later stages of development or the market for several reasons including:

•	for ANDA candidates, bioequivalence studies results may not meet regulatory requirements for the demonstration of bioequivalence;

•	for NDA candidates, a product may not demonstrate acceptable clinical trial results, even though it demonstrated positive preclinical trial results;

•	for NDA candidates, a product may not be effective in treating a specified condition or illness;

•	a product may have harmful side effects on humans;

•	products may fail to receive the necessary regulatory approvals from the FDA or other regulatory bodies, or there may be delays in receiving such approvals;

•	difficulties may be encountered in formulating products, scaling up manufacturing processes or in getting approval for manufacturing;

•	manufacturing costs, pricing or reimbursement issues, other competitive therapeutics, or other commercial factors may make the product uneconomical; and

•	the proprietary rights of others, and their competing products and technologies, may prevent the product from being developed or commercialized.

Further, success in preclinical and early clinical trials does not ensure that large-scale clinical trials will be successful nor does success in preliminary studies for ANDA candidates ensure that bioequivalence studies will be successful. Results are frequently susceptible to varying interpretations that may delay, limit or prevent regulatory approvals. The length of time necessary to complete bioequivalence studies or clinical trials and to submit an application for marketing approval for a final decision by a regulatory authority varies significantly and may be difficult to predict. As a result, there can be no assurance that any of our products currently in development will ever be successfully commercialized.

Near-term revenue depends significantly on the success of our first filed ANDA (“lead”) product, our once daily dexmethylphenidate XR generic, regulatory approval for which has yet to be received.

We have invested significant time and effort in the development of our lead product, our once daily generic dexmethylphenidate XR. Although it remains our most advanced product, it has not yet received regulatory approval and there can be no assurance such regulatory approval will be received. We depend significantly on the actions of our development partner Par in the prosecution, regulatory approval and commercialization of our generic dexmethylphenidate XR product. Our near term ability to generate significant revenue will depend upon receipt of regulatory approval and successful commercialization of this product in the United States, where the branded Focalin XR® product is in the market. Although we have several other products in our pipeline, they are at earlier stages of development.

Our significant expenditures on research and development may not lead to successful product introductions.

We conduct research and development primarily to enable us to manufacture and market pharmaceuticals in accordance with FDA regulations. Typically, research expenses related to the development of innovative compounds and the filing of NDAs are significantly greater than those expenses associated with ANDAs. As we continue to develop new products, our research expenses will likely increase. We are required to obtain FDA approval before marketing our drug products and the approval process is costly and time consuming. Because of the inherent risk associated with research and development efforts in our industry, particularly with respect to new drugs, our research and development expenditures may not result in the successful introduction of FDA approved new pharmaceuticals.

We may not have the ability to develop or license, or otherwise acquire, and introduce new products on a timely basis.

Product development is inherently risky, especially for new drugs for which safety and efficacy have not been established and the market is not yet proven. Likewise, product licensing involves inherent risks including uncertainties due to matters that may affect the achievement of milestones, as well as the possibility of contractual disagreements with regard to terms such as license scope or termination rights. The development and commercialization process, particularly with regard to new drugs, also requires substantial time, effort and financial resources. The process of obtaining FDA or other regulatory approval to manufacture and market new and generic pharmaceutical products is rigorous, time consuming, costly and largely unpredictable. We, or a partner, may not be successful in obtaining FDA or other required regulatory approval or in commercializing any of the products that we are developing or licensing.

We may not achieve our projected development goals in the time frames we announce and expect.

We set goals regarding the expected timing of meeting certain corporate objectives, such as the commencement and completion of clinical trials, anticipated regulatory approval and product launch dates. From time to time, we may make certain public statements regarding these goals. The actual timing of these events can vary dramatically due to, among other things, delays or failures in our clinical trials or bioequivalence studies, the uncertainties inherent in the regulatory approval process, such as requests for additional information, delays in achieving manufacturing or marketing arrangements necessary to commercialize our product candidates and failure by our collaborators, marketing and distribution partners, suppliers and other third parties to fulfill contractual obligations.

Our products may not achieve expected levels of market acceptance, thereby limiting our potential to generate revenue.

Even if we are able to obtain regulatory approvals for our proposed products, the success of those products will be dependent upon market acceptance. Levels of market acceptance for any products to be marketed by us could be affected by several factors, including:

•	the availability of alternative products from competitors;

•	the prices of our products relative to those of our competitors;

•	the timing of our market entry;

•	the ability to market our products effectively at the retail level; and

•	the acceptance of our products by government and private formularies

Some of these factors are not within our control, and our proposed products may not achieve levels of market acceptance anticipated by us. Additionally, continuing and increasingly sophisticated studies of the proper utilization, safety and efficacy of pharmaceutical products are being conducted by the industry, government agencies and others which can call into question the utilization, safety and efficacy of products we are currently developing or may develop in the future. These studies could also impact a future product after it has been marketed. In some cases, studies have resulted, and may in the future result, in the discontinuance of product marketing or requirement of other risk management programs such as the need for a patient registry. The failure of our product candidates, once approved, to achieve market acceptance would limit our ability to generate revenue and would adversely affect our results of operations.

The risks and uncertainties inherent in conducting clinical trials could delay or prevent the development and commercialization of our own branded products, which could have a material adverse effect on our results of operations, liquidity, financial condition, and growth prospects.

There are a number of risks and uncertainties associated with clinical trials, which may be exacerbated by our relative limited experience in conducting and supervising clinical trials and preparing NDAs. The results of clinical trials may not be indicative of results that would be obtained from large scale testing. Clinical trials are often conducted with patients having advanced stages of disease and, as a result, during the course of treatment these patients can die or suffer adverse medical effects for reasons that may not be related to the pharmaceutical agents being tested, but which nevertheless affect the clinical trial results. In addition, side effects experienced by the patients may cause delay of approval of our product or a limited application of an approved product. Moreover, our clinical trials may not demonstrate sufficient safety and efficacy to obtain FDA approval.

Failure can occur at any time during the clinical trial process and, in addition, the results from early clinical trials may not be predictive of results obtained in later and larger clinical trials, and product candidates in later clinical trials may fail to show the desired safety or efficacy despite having progressed successfully through earlier clinical testing. A number of companies in the pharmaceutical industry have suffered significant setbacks in clinical trials, even in advanced clinical trials after showing positive results in earlier clinical trials. In the future, the completion of clinical trials for our product candidates may be delayed or halted for many reasons, including those relating to the following:

•	delays in patient enrollment, and variability in the number and types of patients available for clinical trials;

•	regulators or institutional review boards may not allow us to commence or continue a clinical trial;

•	our inability, or the inability of our partners, to manufacture or obtain from third parties materials sufficient to complete our clinical trials;

•	delays or failures in reaching agreement on acceptable clinical trial contracts or clinical trial protocols with prospective clinical trial sites;

•	risks associated with trial design, which may result in a failure of the trial to show statistically significant results even if the product candidate is effective;

•	difficulty in maintaining contact with patients after treatment commences, resulting in incomplete data;

•	poor effectiveness of product candidates during clinical trials;

•	safety issues, including adverse events associated with product candidates;

•	the failure of patients to complete clinical trials due to adverse side effects, dissatisfaction with the product candidate, or other reasons;

•	governmental or regulatory delays or changes in regulatory requirements, policy and guidelines; and

•	varying interpretation of data by the FDA or other applicable foreign regulatory agencies.

In addition, our product candidates could be subject to competition for clinical study sites and patients from other therapies under development by other companies which may delay the enrollment in or initiation of our clinical trials. Many of these companies have more significant resources than we do.

The FDA or other foreign regulatory authorities may require us to conduct unanticipated additional clinical trials, which could result in additional expense and delays in bringing our product candidates to market. Any failure or delay in completing clinical trials for our product candidates would prevent or delay the commercialization of our product candidates. There can be no assurance our expenses related to clinical trials will lead to the development of brand-name drugs which will generate revenues in the near future. Delays or failure in the development and commercialization of our own branded products could have a material adverse effect on our results of operations, liquidity, financial condition, and our growth prospects.

We rely on third parties to conduct clinical trials for our product candidates, and if they do not properly and successfully perform their legal and regulatory obligations, as well as their contractual obligations to us, we may not be able to obtain regulatory approvals for our product candidates.

We design the clinical trials for our product candidates, but rely on contract research organizations and other third parties to assist it in managing, monitoring and otherwise carrying out these trials, including with respect to site selection, contract negotiation and data management. We do not control these third parties and, as a result, they may not treat our clinical studies as their highest priority, or in the manner in which we would prefer, which could result in delays.

Although we rely on third parties to conduct our clinical trials, we are responsible for confirming that each of our clinical trials is conducted in accordance with our general investigational plan and protocol. Moreover, the FDA and foreign regulatory agencies require us to comply with regulations and standards, commonly referred to as good clinical practices, for conducting, recording and reporting the results of clinical trials to ensure that the data and results are credible and accurate and that the trial participants are adequately protected. Our reliance on third parties does not relieve us of these responsibilities and requirements. The FDA enforces good clinical practices through periodic inspections of trial sponsors, principal investigators and trial sites. If we, our contract research organizations or our study sites fail to comply with applicable good clinical practices, the clinical data generated in our clinical trials may be deemed unreliable and the FDA may require us to perform additional clinical trials before approving our marketing applications. There can be no assurance that, upon inspection, the FDA will determine that any of our clinical trials comply with good clinical practices. In addition, our clinical trials must be conducted with product manufactured under the FDA’s current Good Manufacturing Practices (“cGMP”) regulations. Our failure, or the failure of our contract manufacturers if any are involved in the process, to comply with these regulations may require us to repeat clinical trials, which would delay the regulatory approval process.

If third parties do not successfully carry out their duties under their agreements with us; if the quality or accuracy of the data they obtain is compromised due to failure to adhere to our clinical protocols or regulatory requirements; or if they otherwise fail to comply with clinical trial protocols or meet expected deadlines; our clinical trials may not meet regulatory requirements. If our clinical trials do not meet regulatory requirements or if these third parties need to be replaced, such clinical trials may be extended, delayed, suspended or terminated. If any of these events occurs, we may not be able to obtain regulatory approval of our product candidates, which could have a material adverse effect on our results of operations, financial condition and growth prospects.

Competition in our industry is intense, and developments by other companies could render our product candidates obsolete.

Many of our competitors, including medical technology, pharmaceutical or biotechnology companies, universities, government agencies, or research organizations, have substantially greater financial and technical resources and production and marketing capabilities than we have. They also may have greater experience in conducting bioequivalence studies, preclinical testing and clinical trials of pharmaceutical products and obtaining FDA and other regulatory approvals. Therefore, our competitors may succeed in developing technologies and products that are more effective than the drug delivery technology we are developing or that will cause our technology or products to become obsolete or non-competitive, and in obtaining FDA approval for products faster than we could. These developments could render our products obsolete and uncompetitive, which would have a material adverse effect on our business, financial condition and results of operations. Even if we commence commercial sales of our products, we will be competing against the greater manufacturing efficiency and marketing capabilities of our competitors, areas in which we have limited or no experience.

We rely on collaborative arrangements with third parties that provide manufacturing and/or marketing support for some or all of our product candidates. Even if we find a potential partner, we may not be able to negotiate an arrangement on favorable terms or achieve results that we consider satisfactory. In addition, such arrangements can be terminated under certain conditions and do not assure a product’s success. We also face intense competition for collaboration arrangements with other pharmaceutical and biotechnology companies.

Although we believe that our ownership of patents for some of our drug delivery products will limit direct competition with these products, we must also compete with established existing products and other promising technologies and other products and delivery alternatives that may be more effective than our products and proposed products. In addition, we may not be able to compete effectively with other commercially available products or drug delivery technologies.

We have not received regulatory approval for any product that uses our drug delivery technologies.

Our drug delivery technologies can be quite complex, with many different components. The development required to take a technology from its earliest stages to its incorporation in a product that is sold commercially can take many years and cost a substantial amount of money. Significant technical challenges are common as products incorporating our technologies progress through development, particularly in the first product candidate incorporating a new technology.

Our RexistaTM product for an abuse-deterrent form of oxycodone is one such new technology. No product employing our abuse-deterrent technology has received regulatory approval. In addition, any particular technology such as our abuse-deterrent technology may not perform in the same manner when used with different therapeutic agents, and therefore this technology may not prove to be as useful or valuable as originally thought, resulting in additional development work.

If our efforts do not repeatedly lead to successful development of product candidates, we may not be able to grow our pipeline or to enter into agreements with marketing and distribution partners or collaborators that are willing to distribute or develop our product candidates. Delays or unanticipated increases in costs of development at any stage, or failure to solve a technical challenge, could adversely affect our operating results.

If contract manufacturers fail to devote sufficient time and resources to our concerns, or if their performance is substandard, the commercialization of our products could be delayed or prevented, and this may result in higher costs or deprive us of potential product revenues.

We rely on contract manufacturers for certain components and ingredients of our clinical trial materials, such as active pharmaceutical ingredients (“APIs”), and we may rely on such manufacturers for commercial sales purposes as well. Our reliance on contract manufacturers in these respects will expose us to several risks which could delay or prevent the commercialization of our products, result in higher costs, or deprive us of potential product revenues, including:

•	Difficulties in achieving volume production, quality control and quality assurance, or technology transfer, as well as with shortages of qualified personnel;

•	The failure to establish and follow cGMP and to document adherence to such practices;

•	Re-validation of manufacturing processes and procedures in accordance with FDA and other nationally mandated cGMPs and potential prior regulatory approval upon a change in contract manufacturers;

•	Failure to perform as agreed or to remain in the contract manufacturing business for the time required to produce, store and distribute our products successfully;

•	The potential for an untimely termination or non-renewal of contracts; and

•
The potential for us to be in breach of our collaboration and marketing and distribution arrangements with third party manufacturers for the failure of our contract manufacturers to perform their obligations.

In addition, drug manufacturers are subject to ongoing periodic unannounced inspection by the FDA and corresponding state and foreign agencies to ensure strict compliance with cGMP and other government regulations. While we may audit the performance of third party contractors, we will not have complete control over their compliance with these regulations and standards. Failure, by either our third party manufacturers or by us, to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, failure of applicable regulatory authorities to grant review of submissions or market approval of drugs, delays, suspension or withdrawal of approvals, product seizures or recalls, operating restrictions, facility closures and criminal prosecutions, any of which could harm our business.

We are subject to currency rate fluctuations.

A large majority of our expenses are payable in Canadian dollars and our financial results are reported in U.S. dollars. There may be instances where we have net foreign currency exposure. Any fluctuations in exchange rates will impact our reported financial results.

We have limited sales, marketing and distribution experience.

We have limited experience in the sales, marketing, and distribution of pharmaceutical products. There can be no assurance that, if required, we would be able to establish sales, marketing, and distribution capabilities or make arrangements with our collaborators, licensees, or others to perform such activities or that such efforts would be successful. If we fail to establish successful marketing and sales capabilities or to make arrangements with third parties, our business, financial condition and results of operations will be materially adversely affected.

Our significant shareholders will have the ability to exercise significant control over certain corporate actions.

Our principal shareholder, Odidi Holdings Inc., a privately-held company controlled by Drs. Amina and Isa Odidi, owned approximately 38% of our issued and outstanding Common Shares as of the date of this Prospectus. As a result, the principal shareholders will have the ability to exercise significant control over all matters submitted to our shareholders for approval that are not subject to a class vote or special resolution requiring the approval of 66⅔% of the votes cast by holders of our Common Shares, in person or by proxy. Our principal shareholder will have the ability to exercise significant control over matters submitted to our shareholders requiring approval of the majority of holders of our Common Shares including the election and removal of directors.

Our effective tax rate may vary.

Various internal and external factors may have favorable or unfavorable effects on our future effective tax rate. These factors include, but are not limited to, changes in tax laws, regulations and/or rates, changing interpretations of existing tax laws or regulations, future levels of research and development spending, the availability of tax credit programs for the reimbursement of all or a significant proportion of research and development spending, and changes in overall levels of pre-tax earnings. At present, we qualify in Canada for certain research tax credits for qualified scientific research and experimental development pertaining to our drug delivery technologies and drug products in research stages. If Canadian tax laws relating to research tax credits were substantially negatively altered or eliminated, or if a substantial portion of our claims for tax credits were denied by the relevant taxing authorities, pursuant to an audit or otherwise, it would have a material adverse effect upon our financial results.

Risks related to our Industry

Generic drug manufacturers will increase competition for certain products and may reduce our royalties.

Because part of our product development strategy involves the novel reformulation of existing drugs with active ingredients that are off-patent, our products are likely to face competition from generic versions of such drugs. Regulatory approval for generic drugs may be obtained without investing in costly and time consuming clinical trials. Because of substantially reduced development costs, manufacturers of generic drugs are often able to charge much lower prices for their products than the original developer of a new product. If we face competition from manufacturers of generic drugs on products we may commercialize such as our once daily Rexista oxycodone product, the prices at which such products are sold and the revenues we receive may be reduced.

Market acceptance of our products will be limited if users of our products are unable to obtain adequate reimbursement from third party payers.

Government health administration authorities, private health insurers and other organizations generally provide reimbursement for products like ours, and our commercial success will depend in part on whether appropriate reimbursement levels for the cost of our products and related treatments are obtained from government authorities, private health insurers and other organizations, such as health maintenance organizations and managed care organizations. Even if we succeed in bringing any of our products to market, third party payers may not provide reimbursement in whole or in part for their use.

Significant uncertainty exists as to the reimbursement status of newly approved health care products. Some of our product candidates, such as our once daily Rexista abuse-deterrent oxycodone product, are intended to replace or alter existing therapies or procedures. These third party payers may conclude that our products are less safe, less effective or less economical than those existing therapies or procedures. Therefore, third party payers may not approve our products for reimbursement. We may be required to make substantial pricing concessions in order to gain access to the formularies of large managed-care organizations. If third party payers do not approve our products for reimbursement or fail to reimburse them adequately, sales will suffer as some physicians or their patients may opt for a competing product that is approved for reimbursement or is adequately reimbursed. Even if third party payers make reimbursement available, these payers’ reimbursement policies may adversely affect our ability and our potential marketing and distribution partners’ ability to sell our products on a profitable basis.

We are subject to significant costs and uncertainties related to compliance with the extensive regulations that govern the manufacturing, labeling, distribution, and promotion of pharmaceutical products as well as environmental, safety and health regulations.

Governmental authorities in the United States and Canada regulate the research and development, testing and safety of pharmaceutical products. The regulations applicable to our existing and future products may change. Regulations require extensive clinical trials and other testing and government review and final approval before we can market our products. The cost of complying with government regulation can be substantial and may exceed our available resources causing delay or cancellation of our product introductions.

Some abbreviated application procedures for controlled-release drugs and other products, including those related to our ANDA filings, or to the ANDA filings of unrelated third parties in respect of drugs similar to or chemically related to those of our ANDA filings, are or may become the subject of petitions filed by brand name drug manufacturers or other ANDA filers seeking changes from the FDA in the interpretation of the statutory approval requirements for particular drugs as part of their strategy to thwart or advance generic competition. We cannot predict whether the FDA will make any changes to its interpretation of the requirements applicable to our ANDA applications as a result of these petitions, or whether unforeseen delays will occur in our ANDA filings while the FDA considers such petitions or changes or otherwise, or the effect that any changes may have on us. Any such changes in FDA interpretation of the statutes or regulations, or any legislated changes in the statutes or regulations, may make it more difficult for us to file ANDAs or obtain approval of our ANDAs and generate revenues and thus may materially harm our business and financial results.

Any failure or delay in obtaining regulatory approvals could make it so that we are unable to market any products we develop and therefore adversely affect our business, results of operations, financial condition and cash flows. Even if approved in the United States or Canada, regulatory authorities in other countries must approve a product prior to the commencement of marketing the product in those countries. The time required to obtain any such approval may be longer than in the United States or Canada, which could cause the introduction of our products in other countries to be cancelled or materially delayed.

The manufacturing, distribution, processing, formulation, packaging, labeling and advertising of our products are subject to extensive regulation by federal agencies, including in the United States, the FDA, Drug Enforcement Administration, Federal Trade Commission, Consumer Product Safety Commission and Environmental Protection Agency, among others. We are also subject to state and local laws, regulations and agencies. Compliance with these regulations requires substantial expenditures of time, money and effort in such areas as production and quality control to ensure full technical compliance. Failure to comply with FDA and other governmental regulations can result in fines, disgorgement, unanticipated compliance expenditures, recall or seizure of products, total or partial suspension of production or distribution, suspension of the FDA’s review of NDAs or ANDAs, enforcement actions, injunctions and civil or criminal prosecution.

Environmental laws have changed in recent years and we may become subject to stricter environmental standards in the future and face larger capital expenditures in order to comply with environmental laws. We are subject to extensive federal, state, provincial and local environmental laws and regulations which govern the discharge, emission, storage, handling and disposal of a variety of substances that may be used in, or result from, our operations. We are also subject periodically to environmental compliance reviews by environmental, safety, and health regulatory agencies and to potential liability for the remediation of contamination associated with both present and past hazardous waste generation, handling, and disposal activities. We cannot accurately predict the outcome or timing of future expenditures that we may be required to make in order to comply with the federal, state, local and provincial environmental, safety, and health laws and regulations that are applicable to our operations and facilities.

We are subject to product liability costs for which we may not have or be able to obtain adequate insurance coverage.

The testing and marketing of pharmaceutical products entails an inherent risk of product liability. Liability exposures for pharmaceutical products can be extremely large and pose a material risk. In some instances, we may be or may become contractually obligated to indemnify third parties for such liability. Our business may be materially and adversely affected by a successful product liability claim or claims in excess of any insurance coverage that we may have. Further, even if claims are not successful, the costs of defending such claims and potential adverse publicity could be harmful to our business.

While we currently have, and in some cases are contractually obligated to maintain, insurance for our business, property and our products as they are administered in bioavailability/bioequivalence studies, first and third party insurance is increasingly costly and narrow in scope. Therefore, we may be unable to meet such contractual obligations or we may be required to assume more risk in the future. If we are subject to third party claims or suffer a loss or damage in excess of our insurance coverage, we may be required to bear that risk in excess of our insurance limits. Furthermore, any first or third party claims made on our insurance policy may impact our ability to obtain or maintain insurance coverage at reasonable costs or at all in the future.

Our products involve the use of hazardous materials and waste, and as a result we are exposed to potential liability claims and to costs associated with complying with laws regulating hazardous waste.

Our research and development activities involve the use of hazardous materials, including chemicals, and are subject to Canadian federal, provincial and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous materials and waste products. It is possible that accidental injury or contamination from these materials may occur. In the event of an accident, we could be held liable for any damages, which could exceed our available financial resources. Further, we may not be able to maintain insurance to cover these costs on acceptable terms, or at all. In addition, we may be required to incur significant costs to comply with environmental laws and regulations in the future.

Our operations may be adversely affected by risks associated with international business.

We may be subject to certain risks that are inherent in an international business, including:

•	varying regulatory restrictions on sales of our products to certain markets and unexpected changes in regulatory requirements;

•	tariffs, customs, duties, and other trade barriers;

•	difficulties in managing foreign operations and foreign distribution partners;

•	longer payment cycles and problems in collecting accounts receivable;

•	political risks;

•	foreign exchange controls that may restrict or prohibit repatriation of funds;

•	export and import restrictions or prohibitions, and delays from customs brokers or government agencies;

•	seasonal reductions in business activity in certain parts of the world; and

•	potentially adverse tax consequences.

Depending on the countries involved, any or all of the foregoing factors could materially harm our business, financial condition and results of operations.

Risks related to our Common Shares

Our share price has been highly volatile and our shares could suffer a further decline in value.

The trading price of our Common Shares has been highly volatile and could continue to be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including:

•	sales of our Common Shares, including any sales made in connection with future financings;

•	announcements regarding new or existing corporate partnerships;

•	announcements by us of significant acquisitions, joint ventures, or capital commitments;

•	actual or anticipated period-to-period fluctuations in financial results;

•	clinical and regulatory development regarding our product candidates;

•	litigation or threat of litigation;

•	failure to achieve, or changes in, financial estimates by securities analysts;

•	comments or opinions by securities analysts or members of the medical community;

•	announcements regarding new or existing products or services or technological innovations by us or our competitors;

•	conditions or trends in the pharmaceutical and biotechnology industries;

•	additions or departures of key personnel or directors;

•	economic and other external factors or disasters or crises;

•	limited daily trading volume; and

•	developments regarding our patents or other intellectual property or that of our competitors.

In addition, the stock market in general and the market for drug development companies have experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Further, there has been significant volatility in the market prices of securities of life science companies. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs, potential liabilities, and the diversion of management’s attention and resources.

A large number of our Common Shares could be sold in the market in the near future, which could depress our stock price.

As of December 21, 2011, we had outstanding approximately 15.9 million Common Shares. In addition, a substantial portion of our shares are currently freely trading without restriction under the Securities Act of 1933, as amended (“U.S. Securities Act”), having been registered for resale or held by their holders for over one year and are eligible for sale under Rule 144.

Our shareholders who received shares under the IPC Arrangement Agreement who were not deemed “affiliates” of either Vasogen, IPC Ltd., or us prior to the IPC Arrangement Agreement were able to resell the Common Shares that they received without restriction under the U.S. Securities Act. The Common Shares received by an “affiliate” after the IPC Arrangement Agreement or who were “affiliates” of either Vasogen, IPC Ltd., or us prior to the IPC Arrangement Agreement are subject to certain restrictions on resale under Rule 144.

There are currently outstanding options and warrants to purchase an aggregate of approximately 7.8 million Common Shares. To the extent any of our warrants are exercised, your percentage ownership will be diluted and our stock price could be further adversely affected. Moreover, as the underlying shares are sold, the market price could drop significantly if the holders of these restricted shares sell them or if the market perceives that the holders intend to sell these shares.

We have no history or foreseeable prospect of paying cash dividends.

We have not paid any cash dividends on our Common Shares and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by loan agreements or covenants contained in other securities we may issue. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

There may not be an active, liquid market for our Common Shares.

There is no guarantee that an active trading market for our Common Shares will be maintained on the NASDAQ or the TSX. Investors may not be able to sell their shares quickly or at the latest market price if trading in our Common Shares is not active.

Future issuances of our shares could adversely affect the trading price of our Common Shares and could result in substantial dilution to shareholders.

We may need to issue substantial amounts of our Common Shares in the future. To the extent that the market price of our Common Shares declines, we will need to issue an increasing number of Common Shares per dollar of equity investment. In addition to our Common Shares issuable in connection with the exercise of our outstanding warrants, our employees and directors will hold rights to acquire substantial amounts of our Common Shares. In order to obtain future financing if required, it is likely that we will issue additional Common Shares or financial instruments that are exchangeable for or convertible into Common Shares. Also, in order to provide incentives to employees and induce prospective employees and consultants to work for us, we may offer and issue options to purchase Common Shares and/or rights exchangeable for or convertible into Common Shares. Future issuances of shares could result in substantial dilution to shareholders. Capital raising activities, if available, and dilution associated with such activities could cause our share price to decline. In addition, the existence of Common Share purchase warrants may encourage short selling by market participants. Also, in order to provide incentives to current employees and directors and induce prospective employees and consultants to work for us, we have historically granted options and deferred share units and intend to continue to do so or offer and issue other rights exchangeable for or convertible into Common Shares. Future issuances of shares could result in substantial dilution to all our shareholders. Capital raising activities and dilution associated with such activities could cause our share price to decline.

We may in the future issue Preference Shares which could adversely affect the rights of holders of our Common Shares and the value of such shares.

Our board of directors has the ability to authorize the issue of an unlimited number of Preference Shares in series, and to determine the price, rights, preferences and privileges of those shares without any further vote or action by the holders of our Common Shares. Although we have no Preference Shares issued and outstanding, Preference Shares issued in the future, including by this Prospectus or any applicable Prospectus Supplement, could adversely affect the rights and interests of holders of our Common Shares.

Our Common Shares may not continue to be listed on the TSX.

Failure to maintain the applicable listing requirements of the TSX could result in our Common Shares being delisted from the TSX. The TSX will normally consider the delisting of securities if, in the opinion of the exchange, it appears that the public distribution, price, or trading activity of the securities has been so reduced as to make further dealings in the securities on TSX unwarranted. Specifically, participating securities may be delisted from the TSX if, among other things, the market value of an issuer’s securities is less than C$3,000,000 over any period of 30 consecutive trading days. In such circumstances, the TSX may place an issuer under a delisting review pursuant to which the issuer would be reviewed under the TSX’s remedial review process and typically be granted 120 days to comply with all requirements for continued listing. If the market price of our Common Shares declines further or we are unable to maintain other listing requirements, the TSX could commence a remedial review process that could lead to the delisting of our Common Shares from the TSX. Further, if we complete a sale, merger, acquisition, or alternative strategic transaction, we will have to consider if the continued listing of our Common Shares on the TSX is appropriate, or possible.

If our Common Shares are no longer listed on the TSX, they may be eligible for listing on the TSX Venture Exchange. In the event that we are not able to maintain a listing for our Common Shares on the TSX or the TSX Venture Exchange, it may be extremely difficult or impossible for shareholders to sell their Common Shares in Canada. Moreover, if we are delisted from the TSX, but obtain a substitute listing for our Common Shares on the TSX Venture Exchange, our Common Shares will likely have less liquidity and more price volatility than experienced on the TSX. Shareholders may not be able to sell their Common Shares on any such substitute exchange in the quantities, at the times, or at the prices that could potentially be available on a more liquid trading market. As a result of these factors, if our Common Shares are delisted from the TSX, the price of our Common Shares is likely to decline.

Our Common Shares may not continue to be listed on The NASDAQ Capital Market.

Failure to meet the applicable quantitative and/or qualitative maintenance requirements of NASDAQ could result in our Common Shares being delisted from The NASDAQ Capital Market. For continued listing, NASDAQ requires, among other things, that listed securities maintain a minimum bid price of not less than U.S.$1.00 per share. If the bid price falls below the U.S.$1.00 minimum for more than 30 consecutive trading days, an issuer will typically have 180 days to satisfy the U.S.$1.00 minimum bid price, which must be maintained for a period of at least ten trading days in order to regain compliance.

If we are delisted from The NASDAQ Capital Market, our Common Shares may be eligible for trading on an over-the-counter market in the United States. In the event that we are not able to obtain a listing on another U.S. stock exchange or quotation service for our Common Shares, it may be extremely difficult or impossible for shareholders to sell their Common Shares in the United States. Moreover, if we are delisted from The NASDAQ Capital Market, but obtain a substitute listing for our Common Shares in the United States, it will likely be on a market with less liquidity, and therefore potentially more price volatility, than The NASDAQ Capital Market. Shareholders may not be able to sell their Common Shares on any such substitute U.S. market in the quantities, at the times, or at the prices that could potentially be available on a more liquid trading market. As a result of these factors, if our Common Shares are delisted from The NASDAQ Capital Market, the price of our Common Shares is likely to decline. In addition, a decline in the price of our Common Shares will impair our ability to obtain financing in the future.

Our Common Shares are listed for trading in the United States and may become subject to the SEC’s penny stock rules.

Transactions in securities that are traded in the United States by companies with net tangible assets of U.S.$5,000,000 or less and a market price per share of less than U.S.$5.00 that are not traded on NASDAQ or on other securities exchanges may be subject to the “penny stock” rules promulgated under the U.S. Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•
provide the purchaser with risk disclosure documents which identify risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•
obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

As a result of these requirements, if our Common Shares are at such time subject to the “penny stock” rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in these shares in the United States may be significantly limited. Accordingly, the market price of the shares may be depressed, and investors may find it more difficult to sell the shares.

As a foreign private issuer in the United States, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer.

As a foreign private issuer under U.S. securities laws, we are not required to comply with all the periodic disclosure requirements of the U.S. Exchange Act applicable to domestic U.S. companies and therefore the publicly available information about us may be different or more limited than if we were a U.S. domestic issuer. In addition, our officers, directors, and principal shareholders are exempt from the “real time” reporting and “short swing” profit recovery provisions of Section 16 of the U.S. Exchange Act and the rules thereunder. Although under Canadian rules, our officers, directors and principal shareholders are generally required to file on SEDI (www.sedi.ca) reports of transactions involving our Common Shares within five calendar days of such transaction, our shareholders may not know when our officers, directors and principal shareholders purchase or sell our Common Shares as timely as they would if we were a U.S. domestic issuer.

We are exposed to risks if we are unable to comply with laws and future changes to laws affecting public companies, including the Sarbanes-Oxley Act of 2002, and also to increased costs associated with complying with such laws.

Any future changes to the laws and regulations affecting public companies, as well as compliance with existing provisions of the Sarbanes Oxley Act of 2002 (“SOX”) in the United States and applicable Canadian securities laws, regulations, rules and policies, may cause us to incur increased costs to comply with such laws and requirements, including, among others, hiring additional personnel and increased legal, accounting and advisory fees. Delays, or a failure to comply with the new laws, rules and regulations, could result in enforcement actions, the assessment of other penalties and civil suits. The new laws and regulations may increase potential costs to be borne under indemnities provided by us to our officers and directors and may make it more difficult to obtain certain types of insurance, including liability insurance for directors and officers; as such, we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult to attract and retain qualified persons to serve on our board of directors, or as executive officers.

We are required annually to review and report on the effectiveness of our internal control over financial reporting in accordance with SOX Section 404 and Multilateral Instrument 52-109 – Certification of Disclosure in Issuer’s Annual and Interim Filings of the Canadian Securities Administrators. The results of this review are reported in our Annual Report on Form 20-F and in our Management’s Discussion and Analysis of Results of Operations and Financial Condition. Management’s review is designed to provide reasonable, not absolute, assurance that all material weaknesses in our internal controls are identified. Material weaknesses represent deficiencies in our internal controls that may not prevent or detect a misstatement occurring which could have a material adverse affect on our quarterly or annual financial statements. In addition, there can be no assurance that any remedial actions we take to address any material weaknesses identified will be successful, nor can there be any assurance that further material weaknesses will not be identified in future years. Material errors, omissions or misrepresentations in our disclosures that occur as a result of our failure to maintain effective internal control over financial reporting could have a material adverse effect on our business, financial condition, results of operations, and the value of our Common Shares.

We may be classified as a “passive foreign investment company,” or “PFIC,” for U.S. income tax purposes, which could have significant and adverse tax consequences to U.S. investors.

The possible classification of our company as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes could have significant and adverse tax consequences for U.S. Holders of our Common Shares and Preference Shares. It may be possible for U.S. Holders of Shares to mitigate certain of these consequences by making an election to treat us as a “qualified electing fund” or “QEF” under Section 1295 of the Code (a “QEF Election”) or a mark-to-market election under Section 1296 of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Mark-to-Market Election”). A non-U.S. corporation generally will be a PFIC if, for a taxable year (a) 75% or more of the gross income of such corporation for such taxable year consists of specified types of passive income or (b) on average, 50% or more of the assets held by such corporation either produce passive income or are held for the production of passive income, based on the fair market value of such assets (or on the adjusted tax basis of such assets, if such non-U.S. corporation is not publicly traded and either is a “controlled foreign corporation” under Section 957(a) of the Code, or makes an election to determine whether it is a PFIC based on the adjusted basis of the assets).

The determination of whether we are, or will be, a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to various interpretations. In addition, whether we will be a PFIC for the current taxable year and each subsequent taxable year depends on our assets and income over the course of each such taxable year and, as a result, cannot be predicted with certainty. Absent one of the elections described above, if we are a PFIC for any taxable year during which a U.S. Holder holds our Shares (as defined below), we generally will continue to be treated as a PFIC regardless of whether we cease to meet the PFIC tests in one or more subsequent years. Accordingly, no assurance can be given that we will not constitute a PFIC in the current (or any future) tax year or that the Internal Revenue Service (the “IRS”) will not challenge any determination made by us concerning our PFIC status.

If we are a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the ownership and disposition of our Shares will depend on whether such U.S. Holder makes a QEF or Mark-to-Market Election. Unless otherwise provided by the IRS, a U.S. Holder of Shares is generally required to file an informational return annually to report its ownership interest in the PFIC during any year in which we are a PFIC.

The foregoing does not purport to be a complete enumeration or explanation of the tax risks involved in an investment in our company. Prospective investors should read this entire Prospectus and any applicable Prospectus Supplement and consult with their own legal, tax and financial advisors before deciding to invest in our company.

It may be difficult to obtain and enforce judgments against us because of our Canadian residency.

We are governed by the laws of Canada. Most of our directors and officers are residents of Canada or other jurisdictions outside of the United States and all or a substantial portion of our assets and the assets of such persons may be located outside of the United States. As a result, it may be difficult for shareholders to effect service of process upon us or such persons within the United States or to realize in the United States on judgments of courts of the United States predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. In addition, there is doubt as to the enforceability in Canada of liabilities predicated solely upon U.S. federal securities law against us, our directors, controlling persons and officers who are not residents of the United States in original actions or in actions for enforcements of judgments of U.S. courts.

THE COMPANY

The Company

The Company was incorporated under the Canada Business Corporations Act by certificate and articles of arrangement dated October 22, 2009.

On October 19, 2009, the shareholders of Intellipharmaceutics Ltd. (“IPC Ltd.”) and Vasogen Inc. (“Vasogen”) approved the court approved plan of arrangement and merger (the “IPC Arrangement”) that resulted in the October 22, 2009 merger of IPC Ltd. and another U.S. subsidiary of Intellipharmaceutics, Inc., coincident with an arrangement pursuant to which a predecessor of the Company combined with 7231971 Canada Inc., a new Vasogen company that acquired substantially all of the assets and certain liabilities of Vasogen, including the proceeds from its non-dilutive financing transaction with Cervus LP as described further below. The completion of the IPC Arrangement on October 22, 2009, resulted in the Company as a new publicly-traded company, incorporated under the laws of Ontario, Canada and whose Common Shares are traded on the TSX and NASDAQ. IPC Ltd. shareholders were issued approximately 86% of the outstanding Common Shares of Intellipharmaceutics and Vasogen’s shareholders were issued approximately 14% of the outstanding Common Shares of Intellipharmaceutics.

Separately, Vasogen entered into an arrangement agreement with Cervus LP, an Alberta based limited partnership that resulted in Vasogen being reorganized prior to completion of the arrangement transaction with the subsidiary of IPC Ltd. and provided gross proceeds to Vasogen of approximately C$7.5 million in non-dilutive capital.

Business Overview

The Company is a pharmaceutical company specializing in the research, development and manufacture of novel or generic controlled-release and targeted-release oral solid dosage drugs. The Company’s patented Hypermatrix™ technology is a multidimensional controlled-release drug delivery platform that can be applied to the efficient development of a wide range of existing and new pharmaceuticals. Based on this technology, we have a pipeline of products in various stages of development, including six ANDAs under review by the FDA, in therapeutic areas that include neurology, cardiovascular, gastrointestinal tract, pain and infection. Certain, but not all, of the products in our pipeline may be developed from time to time for third parties pursuant to drug development agreements with those third parties, under which our development partner generally pays certain of the expenses of development, sometimes makes certain milestone payments to us and receives a share of revenues or profits if the drug is developed successfully to completion, the control of which is generally in the discretion of our drug development partner. At this time, there is one such product in multiple strengths being developed in cooperation with a development partner.

Our delivery platform technology is applied to the development of both existing and new pharmaceuticals across a range of therapeutic classes. The competitive advantages of the Hypermatrix™ technology allows us to focus our development activities in two areas; difficult-to-develop controlled-release generic drugs, which follow an ANDA regulatory path; and improved current therapies through controlled release, which follow an NDA s. 505(b)(2) regulatory path.

The market we operate in is created by the expiration of drug product patents, challengeable patents and drug product exclusivity periods. There are three ways that we employ our controlled-release technologies, which represent substantial opportunities for us to license our technologies and products:

•
For existing controlled-release (once-a-day) products whose APIs are covered by drug molecule patents about to expire or already expired, or whose formulations are covered by patents about to expire, already expired or which we believe we do not infringe, we can seek to formulate generic products which are bioequivalent to the branded products. Our scientists have demonstrated a successful track record with such products, having previously developed several drug products which have been commercialized in the United States by their former employer/clients. The regulatory pathway for this approach requires ANDAs for the United States and corresponding pathways for other jurisdictions.

•
For branded immediate-release (multiple-times-per-day) drugs, we can formulate improved replacement products, typically by developing new, potentially patentable, controlled-release once-a-day drugs. Among other out-licensing opportunities, these drugs can be licensed to and sold by the pharmaceutical company that made the original immediate-release product. This protects against revenue erosion in the brand by providing a clinically attractive patented product that competes favorably with the generic immediate-release competition that arises on expiry of the original patent(s). The regulatory pathway for this approach requires NDAs via a 505(b)(2) application for the United States or corresponding pathways for other jurisdictions where applicable. The 505(b)(2) pathway (which relies in part upon the approving agency’s findings for a previously approved drug) both accelerates development timelines and reduces costs in comparison to NDAs for new chemical entities.

•
Our technologies are also focused on the development of abuse-deterrent pain medications. The growing abuse and diversion of prescription “painkillers”, specifically opioid analgesics, is well documented and is a major health and social concern. We believe that our technologies and know-how are aptly suited to developing abuse-deterrent pain medications.

CONSOLIDATED CAPITALIZATION

There have been no material changes in the share and loan capital of the Company, on a consolidated basis, since the date of the condensed unaudited interim consolidated financial statements of the Company as at and for the nine month period ended August 31, 2011, which are incorporated by reference in the Prospectus.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of Securities for cash will be used for general corporate purposes, including funding research, product development and other corporate development opportunities. Each Prospectus Supplement will contain specific information, if any, concerning the use of proceeds from that sale of Securities. Pending the application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the Company’s general funds, unless otherwise stated in the applicable Prospectus Supplement.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commission and expenses reimbursed by us, to be incurred in connection with a distribution of an assumed amount of U.S.$30,000,000 of securities registered under this registration statement.

SEC registration and Canadian securities regulatory fees		$24,000
Nasdaq and TSX listing expenses		*
Printing expenses		*
Legal fees and expenses		*
Accountants’ fees and expenses		*
Miscellaneous		*
Total	$	*
* to be provided by a Prospectus Supplement, or as an exhibit to a Report on Form 6-K that is incorporated by reference into this Prospectus.

PLAN OF DISTRIBUTION

The Company may sell the Securities, separately or together, to or through underwriters or dealers purchasing as principals for public offering and sale by them, and also may sell Securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters or agents, the purchase price or prices of the Securities and the proceeds to the Company from the sale of the Securities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. Any underwriters, dealers or agents to or through whom Securities are sold by us for public offering and sale may make a market in the Securities, but such underwriters, dealers or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that a trading market in the Securities of any series or issue will develop or as to the liquidity of any such trading market for the Securities.

Under no circumstances will the fee, commission or discount received or to be received by any underwriter, placement agent or other FINRA member or independent broker-dealer exceed 8% of the gross proceeds of any public offering of the Securities in the United States pursuant to this Prospectus.

We may sell the Securities covered by this Prospectus from time to time. Registration of our Securities covered by this Prospectus does not mean, however, that those Securities will necessarily be offered or sold.

DESCRIPTION OF SHARE CAPITAL

The Company’s authorized share capital consists of an unlimited number of Common Shares, all without nominal or par value and an unlimited number of Preference Shares issuable in series. At December 21, 2011, there were 15,908,444 Common Shares and no Preference Shares issued and outstanding.

Common Shares

Each Common Share entitles the holder thereof to one vote at any meeting of shareholders of the Company, except meetings at which only holders of a specified class of shares are entitled to vote. Common Shares are entitled to receive, as and when declared by the board of directors, dividends in such amounts as shall be determined by the board of directors. The holders of Common Shares have the right to receive the remaining property of the Company in the event of liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary.

Preference Shares

The Preference Shares may at any time and from time to time be issued in one or more series. The board of directors will, by resolution, from time to time, before the issue thereof, fix the rights, privileges, restrictions and conditions attaching to the Preference Shares of each series. Except as required by law, the holders of any series of Preference Shares will not as such be entitled to receive notice of, attend or vote at any meeting of the shareholders of the Company. Holders of Preference Shares will be entitled to preference with respect to payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, on such shares over the Common Shares and over any other shares ranking junior to the Preference Shares.

Warrants

At December 21, 2011, an aggregate of 4,659,275 Common Shares were issuable upon the exercise of outstanding Common Share purchase warrants, with a weighted average exercise price of U.S.$4.88 per Common Share. Included in the aggregate number were 4,416,000 Common Shares issuable upon the exercise of outstanding Common Share purchase warrants with a weighted average exercise price of U.S.$2.51 per Common Share that were issued in the private offering on February 1, 2011 described in more detail in “Prior Sales” below.

Options

At December 21, 2011, an aggregate of 2,763,940 Common Shares were issuable upon the exercise of outstanding options, with a weighted average exercise price of U.S.$3.62 per Common Share, and an aggregate of 446,347 Common Shares were issuable upon the exercise of outstanding options, with an exercise price of Cdn$15.32 per Common Share. Up to 1,198,650 additional Common Shares are reserved for issuance under our stock option plan.

From August 31, 2011 to the date of this Prospectus, 85,000 options to purchase our Common Shares were granted, no options to purchase our Common Shares were exercised, 87,256 options to purchase our Common Shares expired, and 11,333 options to purchase our Common Shares were cancelled. See “Prior Sales” below for information regarding the options granted and exercised during the 12 month period prior to the date of this Prospectus.

Deferred Share Units

At December 21, 2011, there were 12,300 deferred share units (“DSUs”) issued to one non-management director. From August 31, 2011 to the date of this Prospectus, no additional deferred share units have been issued.

TRADING PRICE AND VOLUME

Our Common Shares are currently listed on the Toronto Stock Exchange (the “TSX”) and quoted for trading on The NASDAQ Capital Market (“NASDAQ”) under the symbols “I” and “IPCI”, respectively. Our Common Shares began trading on October 22, 2009.

The following table sets forth the monthly trading history for the preceding 12 month period, the reported high, low and closing prices (in Canadian dollars) and total volume traded of our Common Shares on the TSX and reported high, low and closing prices (in United States dollars) and total volume of our Common Shares traded on the NASDAQ Capital Market.

	TSX				NASDAQ
	(Canadian $ per share)				(U.S. $ per share)
Date	High	Low	Close	Volume Traded	High	Low	Close	Volume Traded
Nov-10	$3.20	$2.57	$2.58	34,874	$3.20	$2.45	$2.64	179,473
Dec-10	$2.89	$2.41	$2.70	38,681	$2.97	$2.30	$2.85	167,388
Jan-11	$6.05	$2.71	$3.80	533,808	$6.12	$2.69	$3.88	2,661,713
Feb-11	$4.95	$3.59	$4.06	170,063	$5.00	$3.65	$4.20	748,597
Mar-11	$4.40	$2.83	$2.87	151,778	$4.50	$2.88	$3.01	686,423
Apr-11	$4.75	$2.76	$4.08	305,762	$4.98	$2.87	$4.34	3,458,579
May-11	$5.04	$3.43	$3.94	155,908	$5.25	$3.48	$4.16	1,955,191
Jun-11	$4.20	$3.03	$3.73	215,315	$4.35	$3.01	$3.98	1,449,487
Jul-11	$3.90	$3.12	$3.60	37,813	$4.05	$3.23	$3.95	500,772
Aug-11	$3.50	$2.21	$3.30	57,501	$4.03	$2.50	$3.47	639,496
Sep-11	$3.50	$2.99	$3.50	25,518	$3.50	$3.08	$3.35	303,993
Oct-11	$3.50	$2.43	$2.90	38,373	$3.27	$2.72	$2.85	414,718
Nov-11	$3.59	$2.75	$3.05	76,901	$3.50	$2.66	$3.14	924,106
Dec 1 - 21-11	$3.25	$2.87	$3.00	46,434	$3.15	$2.88	$2.94	182,124

PRIOR SALES

During the 12 month period prior to the date of this Prospectus, the Company has issued Common Shares, or securities convertible into Common Shares, as follows:

On February 1, 2011, the Company completed a private offering of 4,800,000 units for gross proceeds of U.S.$12,000,000. Each unit constituted of one Common Share, a five year warrant to purchase one half of Common Share at an exercise price of U.S.$2.50 per whole share and a two year warrant to purchase one half of Common Share at an exercise price of U.S.$2.50. The Company has provided the purchasers of the units with the right, in certain circumstances, to participate in future equity financings by the Company for two years after closing to preserve their proportionate interest in the Company. In conjunction with the private placement, the Company issued 96,000 placement agent warrants with a term of three years and an exercise price of U.S.$3.125.

Subsequent to this private offering warrants representing 480,000 common shares issuable upon the exercise of outstanding common share purchase warrants were exercised on a cashless basis resulting in the issuance of 176,469 common shares.

During the 12 month period prior to the date of this Prospectus, 328,000 options were granted and 25,000 options were exercised.

Also during the 12 month period prior to the date of this Prospectus, a total of 12,300 deferred share units were granted.

DIVIDEND POLICY

The Company has not paid, and has no current plans to pay, dividends on its Common Shares. We currently intend to retain future earnings, if any, to finance the operations of our business. Any future dividend policy will be determined by our board of directors, and will depend upon, among other factors, our earnings, if any, financial condition, capital requirements, any contractual restrictions with respect to the payment of dividends, the impact of the distribution of dividends on our financial condition, tax liabilities, and such economic and other conditions as our board of directors may deem relevant.

DESCRIPTION OF WARRANTS

The Company may issue Warrants to purchase Common Shares or Preference Shares. This section describes the general terms that will apply to any Warrants issued pursuant to this Prospectus. Warrants may be offered separately or together with other Securities and may be attached to or separate from any other Securities.

Unless the applicable Prospectus Supplement otherwise indicates, each series of Warrants will be issued under a separate warrant indenture to be entered into between the Company and one or more banks or trust companies acting as Warrant agent. The Warrant agent will act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants.

The applicable Prospectus Supplement will include details of the warrant indentures, if any, governing the Warrants being offered. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set out in the applicable Prospectus Supplement. The Prospectus Supplement relating to any Warrants the Company offers will describe the Warrants and the specific terms relating to the offering. The description will include, where applicable:

•	the designation and aggregate number of Warrants;

•	the price at which the Warrants will be offered;

•	the currency or currencies in which the Warrants will be offered;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•
the designation, number and terms of the Common Shares or Preference Shares, as applicable, that may be purchased upon exercise of the Warrants, and the procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants;

•	the designation and terms of the Securities, if any, with which the Warrants will be offered, and the number of Warrants that will be offered with each Security;

•	if the Warrants are issued as a unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

•	material United States and Canadian federal income tax consequences of owning the Warrants; and

•	any other material terms or conditions of the Warrants.

Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants. The Company may amend the warrant indenture(s) and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

The Company will provide an initial Canadian purchaser of Warrants with a contractual right of rescission against the Company following the issuance of Common Shares or Preference Shares, as the case may be, to such purchaser, entitling the purchaser to receive the amount paid for the Warrants upon surrender of the Common Shares or Preference Shares, as the case may be, if this Prospectus, the applicable Prospectus Supplement, and any amendment thereto, contains a misrepresentation, provided such remedy for rescission is exercised within 180 days of the date the Warrants are issued. This right of rescission does not extend to holders of Warrants who acquire such Warrants from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Warrants in the United States.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Company may issue Subscription Receipts, separately or together, with Common Shares, Preference Shares or Warrants, as the case may be. The Subscription Receipts will be issued under a subscription receipt agreement. This section describes the general terms that will apply to any Subscription Receipts that may be offered by the Company pursuant to this Prospectus.

The applicable Prospectus Supplement will include details of the subscription receipt agreement covering the Subscription Receipts being offered. A copy of the subscription receipt agreement relating to an offering of Subscription Receipts will be filed by the Company with securities regulatory authorities in Canada and the United States after it has been entered into by the Company. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the number of Subscription Receipts;

•	the price at which the Subscription Receipts will be offered and whether the price is payable in installments;

•	conditions to the exchange of Subscription Receipts into Common Shares, Preference Shares or Warrants, as the case may be, and the consequences of such conditions not being satisfied;

•	the procedures for the exchange of the Subscription Receipts into Common Shares, Preference Shares or Warrants;

•	the number of Common Shares, Preference Shares or Warrants that may be exchanged upon exercise of each Subscription Receipt;

•	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

•	the dates or periods during which the Subscription Receipts may be exchanged into Common Shares, Preference Shares or Warrants;

•	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

•	material United States and Canadian federal income tax consequences of owning the Subscription Receipts;

•	any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts.

Subscription Receipt certificates will be exchangeable for new Subscription Receipt certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the securities subject to the Subscription Receipts.

 Under the subscription receipt agreement, a Canadian purchaser of Subscription Receipts will have a contractual right of rescission following the issuance of Common Shares, Preference Shares or Warrants, as the case may be, to such purchaser, entitling the purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares, Preference Shares or Warrants, as the case may be, if this Prospectus, the applicable Prospectus Supplement, and any amendment thereto, contains a misrepresentation, provided such remedy for rescission is exercised within 180 days of the date the Subscription Receipts are issued. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

DESCRIPTION OF UNITS

The following description of the terms of the Units sets forth certain general terms and provisions of the Units to which any Prospectus Supplement many relate. We may issue Units comprised of one or more of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The Unit agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable Prospectus Supplement may describe:

•	the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; and

•	whether the Units will be issued in fully registered or global form.

The applicable Prospectus Supplement will describe the terms of any Units. The preceding description and any description of Units in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such Units.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY YOU, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE CODE, (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING BY US OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following discussion is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of Common Shares and Preference Shares (the Common Shares and Preference Shares being collectively referred to as the “Shares”) and Warrants acquired pursuant to this document.

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Shares acquired pursuant to this offering that is any of the following for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S. or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of Shares that is not a U.S. Holder. This summary does not address the U.S. federal income tax consequences relevant to non-U.S. Holders arising from and relating to the acquisition, ownership, and disposition of Shares.

This summary is for general information purposes only and does not purport to be a complete discussion of all of the potential U.S. federal income tax considerations that may be relevant to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal alternative minimum tax, U.S. federal estate and gift tax, U.S. state and local tax, and foreign tax consequences relating to U.S. Holders regarding the acquisition, ownership and disposition of Shares. Each prospective U.S. Holder should consult its own tax advisor regarding the U.S. federal tax, U.S. federal alternative minimum tax, U.S. federal estate and gift tax, U.S. state and local tax, and foreign tax consequences to U.S. Holders relating to the acquisition, ownership, and disposition of Shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) or any other federal, state or local agency has been requested, or will be obtained, regarding any of the tax issues affecting the Company or its Holders. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code by the U.S. Treasury Department (whether final, temporary, or proposed, the “Treasury Regulations”), published rulings of the IRS, published administrative interpretations and official pronouncements by the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary also does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following: (a) U.S. Holders that are qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) U.S. Holders that are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) U.S. Holders that are broker-dealers, dealers, or traders in securities; (d) U.S. Holders that have a “functional currency” other than the U.S. dollar; (e) U.S. Holders that own Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquired Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); or (h) U.S. Holders that own or have owned (directly, indirectly, or by attribution) 10% or more of the total combined voting power of the outstanding shares of the Company. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be residents or deemed to be residents in Canada for purposes of the Income Tax Act (Canada) (the “Tax Act”); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Shares in connection with carrying on a business in Canada; (d) persons whose Shares constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal income tax, U.S. federal alternative minimum tax, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences relating to the acquisition, ownership and disposition of Shares.

If an entity or arrangement that is treated as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Shares, the U.S. federal income tax consequences to such beneficial owner generally will depend on the activities of the partnership and the status of such partner. This summary does not address the tax consequences to any such beneficial owner. A Holder of Shares that is a partnership and partners in such partnership should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Shares.

THIS SUMMARY OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH HOLDER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS WITH RESPECT TO ITS PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY FOREIGN, STATE OR LOCAL JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Passive Foreign Investment Company Considerations

Special, generally unfavorable, U.S. federal income tax rules apply to the ownership and disposition of the stock of a passive foreign investment company (“PFIC”). As discussed below, however, a U.S. Holder may be able to mitigate these consequences by making a timely and effective election to treat the Company as a qualified electing fund (a “QEF Election”) or by making a timely and effective mark-to-market election with respect to its Common Shares (a “Mark-to-Market Election”).

For U.S. federal income tax purposes, a foreign corporation is classified as a PFIC for each taxable year in which, applying the relevant look-through rules, either:

•	at least 75% of its gross income for the taxable year consists of specified types of “passive” income (referred to as the “income test”); or

•
at least 50% of the average value of its assets during the taxable year is attributable to certain types of assets that produce passive income or are held for the production of passive income (referred to as the “asset test”).

For purposes of the income and asset tests, if a foreign corporation owns directly or indirectly at least 25% (by value) of the stock of another corporation, that foreign corporation will be treated as if it held its proportionate share of the assets of the other corporation and received its proportionate share of the income of that other corporation. Also, for purposes of the income and asset tests, passive income does not include any income that is an interest, dividend, rent or royalty payment if it is received or accrued from a related person to the extent that amount is properly allocable to the active income of the related person. Under applicable attribution rules, if Intellipharmaceutics is a PFIC, U.S. Holders of Shares will be treated as holding stock of Intellipharmaceutics’ subsidiaries that are PFICs in certain circumstances. In these circumstances, certain dispositions of, and distributions on, stock of such subsidiaries may have consequences for U.S. Holders under the PFIC rules.

Although the matter is not free from doubt, we believe that we were not a PFIC during our 2010 taxable year and expect that we will not be a PFIC during our 2011 taxable year. However, the tests for determining PFIC status are subject to a number of uncertainties. These tests are applied annually, and it is difficult to accurately predict future income and assets relevant to this determination. In addition, because the market price of our Common Shares is likely to fluctuate, the market price may affect the determination of whether we will be considered a PFIC. Accordingly, there can be no assurance that the Company will not be considered a PFIC for any taxable year. Absent one of the elections described below, if the Company is a PFIC for any taxable year during which a U.S. Holder holds the Company’s Shares, the Company generally will continue to be treated as a PFIC subject to the regime described below with respect to such U.S. Holder, regardless of whether the Company ceases to meet the PFIC tests in one or more subsequent years. Unless otherwise provided by the IRS, a U.S. Holder of Shares is generally required to file an information return annually to report its ownership interest in the Company during any year in which the Company is a PFIC.

U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS ABOUT THE PFIC RULES, THE POTENTIAL APPLICABILITY OF THESE RULES TO THE COMPANY CURRENTLY AND IN THE FUTURE, AND THEIR FILING OBLIGATIONS IF THE COMPANY IS A PFIC.

The “No Election” Alternative – Taxation of Excess Distributions

If we are classified as a PFIC for any year during which a U.S. Holder has held Shares and that Holder has not made a QEF Election or a Mark-to-Market Election, special rules may subject that Holder to increased tax liability, including loss of favorable capital gains rates and the imposition of an interest charge upon the sale or other disposition of the Shares or upon the receipt of any excess distribution (as defined below). Under these rules:

•	the gain, if any, realized on such disposition will be allocated ratably over the U.S. Holder’s holding period;

•	the amount of gain allocated to the current taxable year and any year prior to the first year in which we are a PFIC will be taxed as ordinary income in the current year;

•	the amount of gain allocated to each of the other taxable years will be subject to tax at the highest ordinary income tax rate in effect for that year; and

•	an interest charge for the deemed deferral benefit will be imposed with respect to the resulting tax attributable to each of the other taxable years.

These rules will continue to apply to the Holder even after we cease to meet the definition of a PFIC, unless the Holder elects to be treated as having sold our Shares on the last day of the last taxable year in which we qualified as a PFIC.

An “excess distribution,” in general, is any distribution on Shares received in a taxable year by a U.S. Holder that is greater than 125% of the average annual distributions received by that Holder in the three preceding taxable years or, if shorter, that Holder’s holding period for Shares.

Any portion of a distribution paid to a U.S. Holder that does not constitute an excess distribution will be treated as ordinary dividend income to the extent of our current and accumulated earnings and profits (as computed for U.S. federal income tax purposes). Such dividends generally will not qualify for the dividends-received deduction otherwise available to U.S. corporations. Any amounts treated as dividends paid by a PFIC generally will not constitute “qualified dividend income” within the meaning of Section 1(h)(11) of the Code and will, therefore, not be eligible for the preferential 15% rate for such income currently in effect. Any such amounts in excess of our current and accumulated earnings and profits will be applied against the U.S. Holder’s tax basis in the Shares and, to the extent in excess of such tax basis, will be treated as gain from a sale or exchange of such Shares. It is possible that any such gain may be treated as an excess distribution.

The QEF Election Alternative

A U.S. Holder who elects (an “Electing U.S. Holder”) in a timely manner to treat Intellipharmaceutics as a QEF would generally include in gross income (and be subject to current U.S. federal income tax on) its pro rata share of (a) Intellipharmaceutics’ ordinary earnings, as ordinary income, and (b) Intellipharmaceutics’ net capital gains, as long-term capital gain. An Electing U.S. Holder will generally be subject to U.S. federal income tax on such amounts for each taxable year in which we are classified as a PFIC, regardless of whether such amounts are actually distributed to the Electing U.S. Holder. An Electing U.S. Holder may further elect, in any given taxable year, to defer payment of U.S. federal income tax on such amounts, subject to certain limitations. However, if deferred, the taxes will be subject to an interest charge.

A U.S. Holder may make a QEF Election only if the Company furnishes the U.S. Holder with certain tax information. If the Company should determine that it is a PFIC, it is anticipated that it will attempt to timely and accurately disclose such information to its U.S. Holders and provide U.S. Holders with information reasonably required to make such election.

A U.S. Holder that makes a QEF Election with respect to the Company generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents “earnings and profits” of the Company that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in his, her or its Shares to reflect the amount included in income (resulting in an increase in basis) or allowed as a tax-free distribution (resulting in a decrease in basis) because of the QEF Election.

Similarly, if any of our subsidiaries were classified as PFICs, a U.S. Holder that makes a timely QEF Election with respect to any of our subsidiaries would be subject to the QEF rules as described above with respect to the Holder’s pro rata share of the ordinary earnings and net capital gains of any of our subsidiaries. Earnings of Intellipharmaceutics (or any of our subsidiaries) attributable to distributions from any of our subsidiaries that had previously been included in the income of an Electing U.S. Holder under the QEF rules would generally not be taxed to the Electing U.S. Holder again.

Upon the sale or other disposition of Shares, an Electing U.S. Holder who makes a QEF Election for the first taxable year in which he owns Shares will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the net amount realized on the disposition and the U.S. Holder’s adjusted tax basis in the Shares. Such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the Shares is more than one year, otherwise it will be short-term capital gain or loss. The deductibility of capital losses is subject to certain limitations. A U.S. Holder’s gain realized upon the disposition of shares generally will be treated as U.S. source income, and losses from the disposition generally will be allocated to reduce U.S. source income.

A QEF Election must be made in a timely manner as specified in applicable Treasury Regulations. Generally, the QEF Election must be made by filing the appropriate QEF election documents at the time such U.S. Holder timely files its U.S. federal income tax return for the first taxable year of the Company during which it was, at any time, a PFIC.

Each U.S. Holder should consult its own tax advisor regarding the availability of, procedure for making, and consequences of a QEF Election with respect to the Company.

Mark-to-Market Election Alternative

Assuming that our Common Shares are treated as marketable stock (as defined for these purposes), a U.S. Holder that does not make a QEF Election may avoid the application of the excess distribution rules, at least in part, by electing to mark the Common Shares to market annually. Consequently, the U.S. Holder will generally recognize as ordinary income or loss each year an amount equal to the difference as of the close of the taxable year between the fair market value of its Common Shares and the Holder’s adjusted tax basis in the Common Shares. Any mark-to-market loss is treated as an ordinary deduction, but only to the extent of the net mark-to-market gain that the Holder has included pursuant to the election in prior tax years. Any gain on a disposition of our Common Shares by an electing U.S. Holder would be treated as ordinary income. The electing U.S. Holder’s basis in its Common Shares would be adjusted to reflect any of these income or loss amounts. The Company does not anticipate that the Preference Shares will be treated as marketable stock for these purposes.

For purposes of making this election, stock of a foreign corporation is “marketable” if it is “regularly traded” on certain “qualified exchanges”. Under applicable Treasury Regulations, a “qualified exchange” includes a national securities exchange that is registered with the SEC or the national market system established pursuant to Section 11A of the U.S. Exchange Act, and certain foreign securities exchanges. Currently, our Common Shares are traded on a “qualified exchange.” Under applicable Treasury Regulations, PFIC stock traded on a qualified exchange is “regularly traded” on such exchange for any calendar year during which such stock is traded, other than in  de minimis  quantities, on at least 15 days during each calendar quarter. Special rules apply if an election is made after the beginning of the taxpayer’s holding period in PFIC stock.

To the extent available, a mark-to-market election applies to the taxable year in which such mark-to-market election is made and to each subsequent taxable year, unless the Company’s Common Shares cease to be “marketable stock” or the IRS consents to revocation of such election. In addition, a U.S. Holder that has made a Mark-to-Market Election does not include mark-to-market gains, or deduct mark-to-market losses, for years when the Company ceases to be treated as a PFIC.

The mark-to-market rules generally do not appear to prevent the application of the excess distribution rules in respect of stock of any of our subsidiaries in the event that any of our subsidiaries were considered PFICs. Accordingly, if Intellipharmaceutics and any of our subsidiaries were both considered PFICs and a U.S. Holder made a Mark-to-Market Election with respect to its Common Shares, the U.S. Holder may remain subject to the excess distribution rules described above with respect to its indirectly owned shares of subsidiary stock.

U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE POSSIBLE APPLICABILITY OF THE PFIC RULES AND THE AVAILABILITY OF, PROCEDURES FOR MAKING, AND CONSEQUENCES OF A QEF ELECTION OR MARK-TO-MARKET ELECTION WITH RESPECT TO THE COMPANY’S SHARES.

Ownership and Disposition of Shares to the Extent that the PFIC Rules do not Apply

Distributions on Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Shares and thereafter as gain from the sale or exchange of such Shares. (See “Sale or Other Taxable Disposition of Common Shares” below). However, the Company may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should (unless advised to the contrary) therefore assume that any distribution by the Company with respect to the Shares will constitute ordinary dividend income. Dividends received on Shares generally will not be eligible for the “dividends received deduction”. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Shares

Upon the sale or other taxable disposition of Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the U.S. dollar value of cash received plus the fair market value of any property received and such U.S. Holder’s tax basis in such Shares sold or otherwise disposed of. A U.S. Holder’s tax basis in Shares generally will be such Holder’s U.S. dollar cost for such Shares.

Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the Shares have been held for more than one year. The long-term capital gains realized by non-corporate U.S.  Holders are generally subject to a lower marginal U.S. federal income tax rate than ordinary income other than qualified dividend income, as defined above. Currently, the long-term capital gains rate is 15%, although the actual rates may be higher due to the phase out of certain tax deductions, exemptions and credits. After 2012, the maximum rate on long-term capital gains is scheduled to be 20%. However, given the uncertain economic conditions in the United States and the size of the federal deficit, tax rates are subject to change and prospective U.S. Holders should consult their tax advisors. The deductibility of losses may be subject to limitations.

Warrants

Generally, no U.S. federal income tax will be imposed upon the U.S. Holder of a Warrant upon exercise of such Warrant to acquire Stock of the Company. A U.S. Holder’s tax basis in a Warrant will generally be the amount of the purchase price that is allocated to the Warrant. Upon exercise of a Warrant, the tax basis of the new stock would be equal to the sum of the tax basis of the Warrants in the hands of the U.S. Holder plus the exercise price paid, and the holding period of the new stock would begin on the date that the Warrants are exercised. If a Warrant lapses without exercise, the Holder will generally realize a capital loss equal to its tax basis in the Warrant. Prospective U.S. Holders should consult their tax advisors regarding the tax consequences of acquiring, holding and disposing of Warrants.

Additional Considerations

Tax-Exempt Investors

Special considerations apply to U.S. persons that are pension plans and other investors that are subject to tax only on their unrelated business taxable income. Such a tax-exempt investor’s income from an investment in our Shares generally will not be treated as resulting in unrelated business taxable income under current law, so long as such investor’s acquisition of Shares is not debt-financed. Tax-exempt investors should consult their own tax advisors regarding an investment in our Shares.

Additional Tax on Passive Income

For tax years beginning after December 31, 2012, certain individuals, estates and trusts whose income exceeds certain thresholds will generally be required to pay a 3.8% Medicare surtax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified gross income for the taxable year over a certain threshold (which, in the case of individuals, will generally be between U.S.$125,000 and U.S.$250,000 depending on the individual’s circumstances). A U.S. Holder’s “net investment income” may generally include, among other items, certain interest, dividends, gain, and other types of income from investments, minus the allowable deductions that are properly allocable to that gross income or net gain. U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of Shares.

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and generally applies to all foreign taxes paid (whether directly or through withholding) or accrued by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a foreign corporation should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should generally be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty or if an election is properly made under the Code. However, the amount of a distribution with respect to the Shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Information Reporting

In general, U.S. Holders of Shares are subject to certain information reporting under the Code relating to their purchase and/or ownership of stock of a foreign corporation such as the Company. Failure to comply with these information reporting requirements may result in substantial penalties.

For example, recently enacted legislation generally requires certain individuals who are U.S. Holders to file Form 8938 to report the ownership of specified foreign financial assets for tax years beginning after March 18, 2010 if the total value of those assets exceeds an applicable threshold amount (subject to certain exceptions). For these purposes, a specified foreign financial asset includes not only a financial account (as defined for these purposes) maintained by a foreign financial institution, but also any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity, provided that the asset is not held in an account maintained by a financial institution. The minimum applicable threshold amount is generally U.S.$50,000 in the aggregate, but this threshold amount varies depending on whether the individual lives in the U.S., is married, files a joint income tax return with his or her spouse, etc. Certain domestic entities that are U.S. Holders may also be required to file Form 8938 in the near future. U.S. Holders are urged to consult with their tax advisors regarding their reporting obligations, including the requirement to file IRS Form 8938.

In addition, in certain circumstances, a U.S. Holder of Shares who disposes of such Shares in a transaction resulting in the recognition by such Holder of losses in excess of certain significant threshold amounts may be obligated to disclose its participation in such transaction in accordance with the Treasury Regulations governing tax shelters and other potentially tax-motivated transactions or tax shelter regulations. Potential purchasers of Shares should consult their tax advisors concerning any possible disclosure obligation under the tax shelter rules with respect to the disposition of their Shares.

Backup Withholding

Generally, information reporting requirements will apply to distributions on the Company’s Shares or proceeds on the disposition of the Company’s Shares paid within the U.S. (and, in certain cases, outside the U.S.) to U.S. Holders. Such payments will generally be subject to backup withholding tax at the rate of 28% (increasing to 31% for payments made after December 31, 2012) if: (a) a U.S. Holder fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number to the payor (generally on Form W-9), as required by the Code and Treasury Regulations, (b) the IRS notifies the payor that the U.S. Holder’s taxpayer identification number is incorrect, (c) a U.S. Holder is notified by the IRS that it has previously failed to properly report interest and dividend income, or (d) a U.S. Holder fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules.

Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. Each U.S. Holder should consult its own tax advisor regarding the backup withholding rules.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Gowling Lafleur Henderson LLP, counsel to the Company, the following is a general summary of the principal Canadian federal income tax considerations generally applicable under the Tax Act to a holder who acquires Common Shares or Warrants as beneficial owner pursuant to the Prospectus and who, at all relevant times, for the purposes of the Tax Act, holds such Common Shares or Warrants as capital property, deals at arm’s length with the Company, is not affiliated with the Company, does not report its Canadian tax results in a currency other than the Canadian currency and, for purposes of the Tax Act, is not, and is not deemed to be, a resident of Canada and has not and will not use or hold or be deemed to use or hold the Common Shares or Warrants in or in the course of carrying on business in Canada (a “Non-Resident Holder”). Special rules, which are not discussed below, may apply to a non-resident of Canada that is an insurer which carries on business in Canada and elsewhere.

 The Common Shares and Warrants will generally be considered capital property to a Non-Resident Holder unless either (i) the Non-Resident Holder holds the Common Shares or Warrants in the course of carrying on a business of buying and selling securities or (ii) the Non-Resident Holder deals with the Common Shares or Warrants in a transaction or transactions considered to be an adventure in the nature of trade.

The term “U.S. Holder,” for the purposes of this summary, means a Non-Resident Holder who, for purposes of the Canada-U.S. Tax Convention, is at all relevant times a resident of the United States and is a “qualifying person” within the meaning of the Canada-U.S. Tax Convention and does not use or hold and is not deemed to use or hold the Common Shares or Warrants in connection with carrying on a business in Canada through a permanent establishment in Canada. In some circumstances, persons deriving amounts through fiscally transparent entities (including limited liability companies) may be entitled to benefits under the Canada-U.S. Tax Convention. U.S. Holders are urged to consult with their own tax advisors to determine their entitlement to benefits under the Canada-U.S. Tax Convention based on their particular circumstances.

This summary is based on the current provisions of the Tax Act, the regulations thereunder (the “Regulations”), the current provisions of the Canada-U.S. Tax Convention and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) publicly available prior to the date hereof.

This summary also takes into account all specific proposals to amend the Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (collectively, the “Proposed Tax Amendments”). No assurances can be given that the Proposed Tax Amendments will be enacted or will be enacted as proposed. Other than the Proposed Tax Amendments, this summary does not take into account or anticipate any changes in law or the administration policies or assessing practice of CRA, whether by judicial, legislative, governmental or administrative decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from those discussed herein.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder and no representations with respect to the income tax consequences to any particular holder are made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective investors in Common Shares or Warrants should consult their own tax advisors with respect to their own particular circumstances.

Currency Conversion

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Common Shares and Warrants, including interest, dividends, adjusted cost base and proceeds of disposition must be converted into Canadian dollars based on the relevant exchange rate applicable on the effective date (as determined in accordance with the Tax Act) of the related acquisition, disposition or recognition of income.

Exercise or Expiry of Warrants

No gain or loss will be realized by a Non-Resident Holder on the exercise of a Warrant. The cost of shares acquired on the exercise of a Warrant will be the aggregate of the adjusted cost base to the Non-Resident Holder of the Warrant and the exercise price paid for the share under the terms of the Warrant. The cost of the share will be averaged with the adjusted cost base of any other identical shares held by the Non-Resident Holder as capital property at that time to determine the adjusted cost base of the share so acquired.

Upon expiry of an unexercised Warrant, a Non-Resident Holder generally will realize a capital loss equal to the adjusted cost base thereof to such holder and will not be liable to pay tax under the Tax Act in respect of the disposition of the unexercised Warrant.

Gains on Disposition of Common Shares and Warrants

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of the Common Shares or Warrants, unless the Common Shares or Warrants constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention. As long as the Common Shares are then listed on a designated stock exchange (which currently includes the TSX and the NASDAQ), the Common Shares and the Warrants generally will not constitute taxable Canadian property of a Non-Resident Holder, unless: (a) at any time during the 60-month period immediately preceding the disposition (i) the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm’s length, or the Non-Resident Holder together with all such persons, owned or was considered to own 25% or more of the issued shares of any class or series of shares of the capital stock of the Company, and (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly, from one or any combination of real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), and options in respect of or interests in, or for civil law rights in, any such properties (whether or not such property exists); or (b) the Common Shares or Warrants were acquired in certain types of tax deferred exchanges under the Tax Act in consideration for property that was itself taxable Canadian property.

Even if the Common Shares or Warrants are taxable Canadian property to a Non-Resident Holder, any capital gain realized on the disposition or deemed disposition of such Common Shares or Warrants may not be subject to Canadian federal income tax pursuant to the terms of an applicable income tax treaty or convention between Canada and the country of residence of such Non-Resident Holder.

Non-Resident Holders whose Common Shares or Warrants are, or may be, “taxable Canadian property” should consult their own tax advisors as to the Canadian income tax consequences of a disposition of those Common Shares or Warrants.

Dividends on Common Shares

Under the Tax Act, dividends paid or credited on the Common Shares to a Non-Resident Holder will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividends. This withholding tax may be reduced pursuant to the terms of an applicable income tax treaty or convention between Canada and the country of residence of a Non-Resident Holder. Under the Canada-U.S. Tax Convention, a Non-Resident Holder that is a U.S. Holder will generally be subject to Canadian withholding tax at a rate of 15% of the amount of such dividends. In addition, under the Canada-U.S. Tax Convention, dividends may be exempt from such Canadian withholding tax if paid to certain U.S. Holders that are qualifying religious, scientific, literary, educational or charitable tax-exempt organizations or qualifying trusts, companies, organizations or arrangements operated exclusively to administer or provide pension, retirement or employee benefits that are exempt from tax in the United States and that have complied with specific administrative procedures.

EXPERTS

The audited consolidated financial statements of the Company for the financial year ended November 30, 2010 are incorporated herein by reference in reliance on the report dated February 28, 2011 of Deloitte & Touche LLP, independent registered chartered accountants, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The legality of the Securities offered hereby will be passed upon for us by John Allport. Mr. Allport currently holds the positions of Vice-President, Legal Affairs and Licensing, Director of the Company and acting general counsel.

Certain legal matters relating to the offering of Securities hereunder will be passed upon on behalf of the Company by Gowling Lafleur Henderson LLP with respect to Canadian legal matters. At the date hereof, the partners and associates of Gowling Lafleur Henderson LLP, as a group, beneficially own, directly or indirectly, less than one per cent of any outstanding securities of the Company or any associate or affiliate of the Company.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Common Shares of the Company is CIBC Mellon Trust Company at its principal office in Toronto.

PURCHASERS’ STATUTORY RIGHTS

Unless provided otherwise in a Prospectus Supplement, the following is a description of a purchaser’s statutory rights. Securities legislation in several of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revision of the price, or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price, or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the province or territory in which the purchaser resides. The purchaser should refer to any applicable provisions of the securities legislation of the province or territory in which the purchaser resides for the particulars of these rights or consult with a legal advisor.

Original Canadian purchasers of Subscription Receipts or Warrants which are convertible into other securities of the Company will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such Subscription Receipts or Warrants. The contractual right of rescission will entitle such original purchasers to receive the amount paid  upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this Prospectus (as amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 the Securities Act (Ontario) or otherwise at law. Original purchasers are further advised that in certain provinces and territories the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the convertible, exchangeable or exercisable security that was purchased under a prospectus, and therefore a further payment at the time of conversion, exchange or exercise may not be recoverable in a statutory action for damages. The purchaser should refer to any applicable provisions of the securities legislation of the province or territory in which the purchaser resides for the particulars of these rights, or consult with a legal advisor.

ENFORCEMENT OF CERTAIN CIVIL LIABILITIES

The Company is incorporated under the laws of Ontario, Canada and its principal place of business is in Canada. Most of the Company’s directors and officers, and some of the experts named in this Prospectus, are residents of Canada, and all or a substantial portion of their assets, and a substantial portion of the Company’s assets, are located outside the United States. The Company has appointed an agent for service of process in the United States but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon the Company or those directors, officers and experts who are not residents of the United States. Investors should not assume that a Canadian court would enforce a judgment of a U.S. court obtained in an action against the Company or such other persons predicated on the civil liability provisions of the U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States or would enforce, in original actions, liabilities against the Company or such persons predicated on the U.S. federal securities laws or any such state securities or “blue sky” laws. The Company’s Canadian counsel has advised the Company that a monetary judgment of a U.S. court predicated solely upon the civil liability provisions of U.S. federal securities laws would likely be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. The Company cannot provide assurance that this will be the case. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part: the documents set out under the heading “Documents Incorporated by Reference”; the consents of the auditor and legal counsel and the powers of attorney from the directors and certain officers of the Company.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR U.S. SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.

SHORT FORM BASE SHELF PROSPECTUS

Intellipharmaceutics International Inc.

Common Shares
Preference Shares
Warrants
Subscription Receipts
Units

U.S.$30,000,000

December 22, 2011

PROSPECTUS SUPPLEMENT

INTELLIPHARMACEUTICS INTERNATIONAL INC.

1,815,000 Units
Each Unit Consisting of One Common Share
and
One Warrant to Purchase 0.25 of a Common Share

Lead Placement Agent

Roth Capital Partners

Co-Agents

Brean Capital                                                       Maxim Group LLC

March 19, 2013

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